Moody National Reit I POS AM
EXHIBIT 10.64

HYATT PLACE HOTEL

FRANCHISE AGREEMENT

between

MOODY NATIONAL HP N-CHARLES MT, LLC.

and

HYATT PLACE FRANCHISING, L.L.C.

DATED: July , 2013

TABLE OF CONTENTS
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TABLE OF CONTENTS
(continued)

EXHIBITS
Exhibit A	DEFINED TERMS
Exhibit B	BASIC TERMS
Exhibit C	RIGHT OF FIRST OFFER FOR STRATEGIC MARKETS
Exhibit D	PROPERTY IMPROVEMENT PLAN ("PIP") (if applicable)
GUARANTY AND ASSUMPTION OF OBLIGATIONS

HYATT PLACE HOTEL
FRANCHISE AGREEMENT

THIS FRANCHISE AGREEMENT (this "Agreement") is made and entered into as of ______________ , 2013 (the "Effective Date") by and between MOODY NATIONAL HP N-CHARLES MT, LLC, a Delaware limited liability company ("Franchisee") and HYATT PLACE FRANCHISING, L.L.C., a Delaware limited liability company ("Hyatt").

PRELIMINARY STATEMENT

Franchisee is the owner of, or has the right to occupy, certain real property located at 2455 Prospect Drive, North Charleston, Tennessee that is more particularly described in Exhibit B hereto (the "Site"). Hyatt has the right to grant franchises for the establishment and operation of hotels under the name "HYATT PLACE®" and other Proprietary Marks (defined in Exhibit A) and the Hotel System (defined in Exhibit A) (collectively, "Hyatt Place Hotels"). Hyatt and its Affiliates (defined in Exhibit A) have designed the Hotel System so that the public associates Hyatt Place Hotels with high quality standards. Following Franchisee's investigation and recognizing the benefits that Franchisee may derive from being identified with the Hotel System, Franchisee wishes to enter into this Agreement to obtain a franchise to use the Hotel System to operate a Hyatt Place Hotel located at the Site. in addition to other terms defined in this Agreement, the initial capitalized terms shall have the meanings set forth in Exhibit A.

NOW, THEREFORE, Franchisee and Hyatt agree as follows:

ARTICLE I

GRANT OF FRANCHISE, TERM AND AREA OF PROTECTION

1.1         Grant of Franchise and Guaranty. Hyatt grants Franchisee, and Franchisee accepts, the non-exclusive right and obligation to use the Hotel System during the Term (defined below in Section 1.2) to build or convert, and operate, the Hotel at the Site under the Proprietary Marks in accordance with this Agreement's terms. Franchisee must ensure that each Controlling Owner, whether that person or entity owns its interest as of the Effective Date or acquires that interest during the Term (subject to Hyatt's rights and Franchisee's obligations under Article X11), signs Hyatt's required form of Guaranty and Assumption of Obligations (the "Guaranty").

1.2         Term. The term of this Agreement (the "Term") will commence on the Effective Date and expire without notice on the date which is twenty (20) years after the Opening Date, subject to its earlier termination as set forth in this Agreement.

1.3         Rights in Area of Protection During AOP Term. The "Area of Protection" is the geographic area described in Exhibit B. Subject to the one exception below, during the limited period of time set forth in Exhibit B (the "AOP Term"), neither Hyatt nor any of its Affiliates will open and operate, or authorize any other party to open and operate, any other Hyatt Place Hotels, the physical premises of which are located within the Area of Protection. The one exception to this restriction is that, if Hyatt or any of its Affiliates acquire (whether through purchase, sale, merger, consolidation, or other transaction) during the AOP Term another chain, franchise system, group or portfolio of at least four (4) hotels, or acquire the right to operate or manage another chain, franchise system, group or portfolio of at least four (4) hotels, one (1) or more of which hotels are located, or are under contract or construction to be located, in the Area of Protection (as Hyatt and its Affiliates have the right to do), Hyatt and/or its Affiliates will then have the unrestricted right to convert, or cause to be converted, the acquired hotel(s) within the Area of Protection from its (or their) original trade identity to the Hotel System and then to operate, or authorize any other party to operate, such hotel(s) as Hyatt Place Hotels using the Hotel System, even if one (1) or more of the other acquired hotels, whether operating within or outside the Area of Protection, are not converted to Hyatt Place Hotels.

Franchisee acknowledges that its rights in the Area of Protection apply only during the AOP Term. Following the expiration of the AOP Term, Franchisee will have no territorial rights or protection whatsoever, whether within or outside the Area of Protection, and Hyatt and its Affiliates may open and operate, and authorize any other parties to open and operate, other Hyatt Place Hotels, the physical premises of which are located within the Area of Protection, including pursuant to franchise agreements and other agreements signed during the AOP Term.

1.4         No Other Restrictions. Except for the limited exclusivity provided above, there are no restrictions on Hyatt or its Affiliates; Franchisee's rights under this Agreement are nonexclusive in all respects; the Hotel has no territorial protection whatsoever; and Hyatt and its Affiliates have the right without any restrictions at all to engage in any and all activities Hyatt and they desire (including with respect to any and all types of lodging facilities), at any time and place, whether or not using the Proprietary Marks or any aspect of the Hotel System, whether or not those activities compete with the Hotel, and whether or not Hyatt or its Affiliates start those activities themselves or purchase, are purchased by, merge with, acquire, are acquired by, or affiliate with businesses that already engage in such activities. Hyatt and its Affiliates may engage in all activities not expressly prohibited in this Agreement. Hyatt and its Affiliates may use or benefit from, among other things, common hardware, software, communications equipment and services, administrative systems, reservation systems, franchise application procedures, central purchasing, approved vendor lists, and personnel. Franchisee will have no right to pursue any claims, demands, or damages as a result of these activities, whether under breach of contract, unfair competition, implied covenant of good faith and fair dealing, divided loyalty, or other theories, because Franchisee has expressly allowed Hyatt and its Affiliates to engage in all such activities without restriction.

Franchisee acknowledges that Hyatt's Affiliates currently operate other franchised and non-franchised systems for lodging facilities (including full service and select service hotels, time-share or interval ownership facilities, and vacation clubs) that use different brand names, trademarks, and service marks, including those with the "Hyatt" name as part of their brand name, some of which might operate and have facilities in the Area of Protection during the AOP Term, that will compete directly with Franchisee. Except as expressly described in Section 1.3, none of those activities, even other uses of the "Hyatt" name, will constitute a violation of this Agreement. Only the operation of a Hyatt Place Hotel the physical premises of which are located within the Area of Protection during the AOP Term would constitute a violation of this Agreement, unless the one exception noted above applies.

ARTICLE II

DEVELOPMENT AND OPENING OF THE HOTEL

Franchisee acknowledges that every detail of the Hotel System is important to Hyatt to develop and maintain the Hotel System's standards and public image. Franchisee agrees to comply strictly with the Hotel System's details, as set forth in the Manual or otherwise in writing. Franchisee must bear the entire cost of developing and constructing the Hotel, including the cost of professional services, financing, insurance, licensing, contractors, permits, equipment, and furnishings.

2.1          Hotel Development-New Development. This Section 2.1 applies only if Franchisee is constructing a new Hotel at the Site.

(a)         Franchisee's managing owner or senior operations officer shall attend at Franchisee's expense a briefing at Hyatt's headquarters in Chicago, Illinois to acquaint Franchisee with Hyatt's building process and support structure within six (6) months after the Effective Date.

(b)         Franchisee must prepare and submit to Hyatt for its approval within four (4) months after the Effective Date preliminary plans for the Hotel, including site layout and outline specifications (the "Preliminary Plans"). The Preliminary Plans must comply with the Design Standards, Hotel System and System Standards.

(c)         Franchisee must prepare and submit to Hyatt for its approval within six (6) months after the Effective Date complete working drawings and specifications for the Hotel, with such detail and containing such information that Hyatt requires, covering: the Hotel property; all structural, mechanical, electrical, plumbing, heating, ventilating, air conditioning and life safety equipment and systems; major architectural features and systems, including site layout and outline specifications; and all proposed FF&E (the "Detailed Plans"). The Detailed Plans must comply with the Preliminary Plans (and any comments that Hyatt provided to the Preliminary Plans) and the Design Standards, Hotel System and System Standards.

(d)         Construction of the Hotel may not begin until Hyatt has approved the Detailed Plans in writing. For purposes of this Agreement, construction of the Hotel is deemed to have begun upon pouring concrete for the Hotel's foundation or finished slab. After Hyatt approves the Detailed Plans, Franchisee may not make any material changes to them without Hyatt's prior written consent, which Hyatt will not unreasonably withhold_ If material changes in the Detailed Plans are required during the course of construction, Franchisee must notify Hyatt and seek Hyatt's consent immediately.

(e)         Construction must begin within twelve (12) months after the Effective Date. Franchisee shall notify Hyatt within five (5) days after Franchisee commences construction. Construction shall continue uninterrupted (unless interrupted by Force Majeure) until the Hotel is completed_ Franchisee must construct the Hotel according to the approved Detailed Plans and the Design Standards, Hotel System and System Standards.

2.2          Hotel Development-Conversion of an Existing Facility. This Section 2.2 applies only if Franchisee is not constructing a new Hotel at the Site but instead is converting an existing hotel at the Site to a Hyatt Place Hotel.

(a)         Franchisee's managing owner or senior operations officer shall attend at Franchisee's expense a briefing at Hyatt's headquarters in Chicago, Illinois to acquaint Franchisee with Hyatt's building process and support structure within three (3) months after the Effective Date.

(b)         Franchisee agrees to renovate the Hotel in strict accordance with, and within the time frames set forth on, the attached PIP (Exhibit D) and in accordance with Franchisee's renovation plans for the Hotel (the "Renovation Plans"). At Hyatt's request, Franchisee agrees to submit the proposed Renovation Plans to Hyatt for Hyatt's approval. The Renovation Plans must comply with the attached PIP, the Hotel System and System Standards. If Hyatt requires Franchisee to submit the proposed Renovation Plans, renovations may not begin until Hyatt approves the Renovation Plans in writing. After Hyatt approves the Renovation Plans, Franchisee may not make any material changes to them without Hyatt's prior written consent, which Hyatt will not unreasonably withhold.

(c)         If this Agreement anticipates Franchisee's conversion of an existing franchised or managed facility to a Hyatt Place Hotel, then before any Proprietary Marks (including signage) are installed or displayed at the Site, and before the Hotel is authorized to open as a Hyatt Place Hotel, Franchisee must submit evidence reasonably satisfactory to Hyatt of the termination of Franchisee's previous franchise or management agreement in accordance with applicable legal requirements.

2.3         Opening the Hotel.

2.3.1          Opening Deadline and Extension. The Hotel must be ready to open for business (a) within twenty-four (24) months after the Effective Date if Franchisee is constructing a new Hotel at the Site pursuant to Section 2.1, or (b) within six (6) months after the Effective Date (unless otherwise provided in the PIP) if Franchisee is not constructing a new Hotel at the Site but instead is converting an existing hotel at the Site to a Hyatt Place Hotel pursuant to Section 2.2 (as applicable, the "Opening Deadline"). If Franchisee wants to request an extension of the Opening Deadline, Franchisee must submit a written request and a Ten Thousand Dollar ($10,000) extension fee to Hyatt before the Opening Deadline. If Hyatt approves the extension, Hyatt will set a new Opening Deadline, and the extension fee will be non-refundable. If Hyatt denies the extension, Hyatt will refund the extension fee.

2.3.2          Conditions for Opening. Franchisee must not open the Hotel for business and begin operating the Hotel under the Proprietary Marks until: (a) Franchisee has properly developed and equipped the Hotel according to this Agreement and in compliance with all applicable laws, rules and regulations; (b) all pre-opening training for the Hotel's personnel has been completed to Hyatt's satisfaction; (c) all amounts then due to Hyatt have been paid; (d) Franchisee has obtained all required certificates of occupancy, licenses and permits to operate the Hotel; (e) Franchisee has given Hyatt copies of all insurance policies required under this Agreement, or such other evidence of insurance coverage and payment of premiums as Hyatt requests; (f) Franchisee has submitted to Hyatt a written certification that the Hotel is in compliance with the approved Detailed Plans or Renovation Plans (as applicable), was constructed in compliance with the PP (if applicable), Design Standards, Hotel System and System Standards, and is in compliance with all applicable laws, together with other certifications from Franchisee's architect and/or other professionals pursuant to Section 2.4; and (g) Hyatt has conducted a final pre-opening inspection and given Franchisee its written authorization to open the Hotel. Within ten (10) days after the Hotel is ready to open for business, Franchisee must ask Hyatt to conduct a final inspection, which Hyatt shall promptly conduct. Franchisee agrees to open the Hotel under the Proprietary Marks within ten (10) days after Hyatt's authorization, which Hyatt will not unreasonably withhold or delay. Hyatt's determination that Franchisee has met all of Hyatt's pre-opening requirements will not constitute a representation or warranty, express or implied, that the Hotel complies with any laws or a waiver of Franchisee's non-compliance, or of Hyatt's right to demand full compliance, with such pre-opening requirements_ Franchisee shall indemnify Hyatt for all costs and expenses that Hyatt incurs directly or indirectly as a result of Franchisee's failure to open the Hotel on or before the anticipated Opening Date specified by Franchisee or the Opening Deadline, whichever is earlier, including any amounts that Hyatt pays with respect to customers whose reservations at the Hotel were cancelled due to Franchisee's failure to open the Hotel by that date.

2.4         Hvatt's Role as an Advisor. Hyatt agrees to use reasonable efforts in connection with its review and approval of the Preliminary Plans and Detailed Plans or the Renovation Plans (as applicable) and its approval to open the Hotel, including by making a reasonable number of visits to the Hotel's site and providing reasonable guidance and advice relating to the Hotel's development or conversion. Hyatt's review and approval of the Preliminary Plans and Detailed Plans or the Renovation Plans (as applicable), providing construction, design, architectural, planning and/or related services in connection with the Hotel (whether before or after signing this Agreement), and/or approval to open the Hotel are intended only to determine compliance with Hyatt's pre-opening requirements. Hyatt will have no liability to Franchisee for the Hotel's construction or renovation. It is Franchisee's responsibility to make sure that the Hotel complies with Hyatt's requirements, the Americans with Disabilities Act and similar rules, other applicable ordinances, building codes, and permit requirements. Franchisee acknowledges that Hyatt acts only in an advisory capacity and is not responsible for the adequacy or coordination of any plans or specifications, the integrity of any structures, compliance with applicable laws (including the Americans with Disabilities Act), any building code of any governmental authority, or any insurance requirement or for obtaining necessary permits, all of which shall be Franchisee's sole responsibility and risk. Franchisee shall give Hyatt a written certificate or opinion from Franchisee's architect, licensed professional engineer, or recognized expert consultant on the Americans with Disabilities Act stating that the Hotel conforms to the Design Standards, requirements of the Americans with Disabilities Act, related federal regulations, and all other applicable state and local laws, regulations, and other requirements governing public accommodations for persons with disabilities. At Hyatt's request, Franchisee must give Hyatt copies of all other certificates of architects, contractors, engineers, and designers and such other similar verifications and information Hyatt reasonably requests.

2.5         Comfort Letter. Franchisee must cause each Lender, Ground Lessor, owner of fee simple title to the Hotel's real property and improvements, or other entity with an interest (or any power or right, conditional or otherwise, to acquire an interest) in the Hotel's real property and improvements (each a "Comfort Letter Party") to sign a comfort letter or other agreement that Hyatt reasonably specifies under which such Comfort Letter Party agrees to assume Franchisee's obligations under this Agreement (subject to Hyatt's rights under Article XII hereof) if the Comfort Letter Party or any of its Affiliates acquires title or otherwise assumes possession, or the right to sell or direct the disposition of, the Hotel's real property and improvements. Franchisee shall pay Hyatt its then current comfort letter fee for each comfort letter that Hyatt negotiates relating to the Hotel.

2.6         Hyatt Place Hotels and the Hotel System Outside the United States. Franchisee acknowledges that Hyatt and its Affiliates may operate, and authorize others to operate, Hyatt Place Hotels outside the United States providing additional, fewer and/or different amenities and services to guests than Hyatt Place Hotels in the United States, and that Hyatt may establish and periodically modify the Hotel System and System Standards for Hyatt Place Hotels in the United States in a manner that is different from the Hotel System and System Standards that apply to some or all Hyatt Place Hotels outside the United States. Franchisee agrees to comply strictly with the Hotel System and System Standards, as Hyatt may periodically develop and modify them for Hyatt Place Hotels in the United States. All references in this Agreement to the Hotel System or System Standards shall refer to the Hotel System and System Standards as Hyatt (in its sole judgment) determines and periodically modifies them for the Hotel.

ARTICLE III

TRAINING, GUIDANCE AND ASSISTANCE

3.1         Orientation and Training.

3.1.1          Owner/Management Orientation. Within one hundred eighty (180) days after the Effective Date, Franchisee's managing owner or senior operations officer must attend an owner/management orientation program at Hyatt's headquarters in Chicago, Illinois. Hyatt does not charge for this orientation program.

3.1.2          General Manager and Sales Director Training Programs. Before opening the Hotel for business under the Proprietary Marks, the Hotel's general manager and sales director must attend and successfully complete Hyatt's training programs and curriculum for their respective positions. Franchisee (or the Management Company in accordance with Section 4.2) must hire the Hotel's sales director and ensure that he or she begins working on his or her full-time duties for the Hotel at least six (6) months before the Hotel opens. If Franchisee or the Management Company replaces the Hotel's general manager or sales director during the Term, his or her replacement must attend and successfully complete the applicable training programs that Hyatt reasonably specifies within ninety (90) days (or such other period Hyatt periodically designates) after assuming his or her position. Hyatt will designate the dates, locations, and duration of all training. Franchisee must pay Hyatt's then current fees for the initial training and any additional general manager, sales director and other training programs that the Hotel's personnel attend.

3.1.3         Training for Other Hotel Personnel. Franchisee or the Management Company must designate the general manager or other member of the Hotel management team whom Hyatt approves as the Hotel's certified trainer_ That person must attend and successfully complete Hyatt's training program for certified hotel trainers before opening the Hotel for business. If Franchisee or the Management Company replaces the Hotel's certified trainer during the Term, his or her replacement must attend and successfully complete the applicable training programs that Hyatt reasonably specifies within ninety (90) days (or such other period Hyatt periodically designates) after assuming his or her position. Hyatt will designate the dates, locations, and duration of training. Once the Hotel's certified trainer has successfully completed Hyatt's training program, that certified trainer must at Franchisee's expense administer and implement a training program for all Hotel personnel in accordance with the System Standards.

3.1.4          On-Site Training. Hyatt will send one (1) or two (2) trainers (at Hyatt's option) to assist with training the Hotel staff and otherwise provide assistance in connection with the Hotel's grand opening. Franchisee must pay Hyatt's then current fee and the trainer(s)' travel and living expenses associated with this training. The trainer(s) will arrive at or before the Hotel's grand opening and stay for the period that Hyatt specifies. Hyatt may (at its option) conduct this training on more than one visit. The trainer(s) will generally assist and train Hotel staff with aspects of day-to-day operations, including laundry, customer service, food and beverage, and Gallery Host Stand operations.

3.1.5          Supplemental and Optional Training. Hyatt may, at such times and places as it deems best, require the Hotel's Core Management and other personnel Hyatt specifies to attend and successfully complete supplemental training courses in connection with Hotel System modifications, other aspects of the Quality Assurance Program (defined in Section 4.7), and other aspects of Hotel operations. These individuals must attend any supplemental training within the time period that Hyatt reasonably specifies after Franchisee receives notice from Hyatt that such training is required. Hyatt also may, at its option, offer various optional training programs from time to time during the Term. Supplemental and optional training may be conducted by, and tuition and other fees may be payable to, Hyatt, its Affiliates, or third parties that Hyatt designates.

3.1.6          Training Expenses. Besides the training fees Hyatt charges for the training discussed above, Franchisee is responsible for all costs of transportation, meals, lodging, salaries, and other compensation for Hotel personnel incurred in connection with training. If Hyatt holds any training at the Hotel, Franchisee must provide free lodging for Hyatt's representatives.

3.2         Manual. Hyatt shall provide Franchisee access to the Manual during the Term. Franchisee must comply with the terms of the Manual, as Hyatt periodically modifies it (other than any personnel and security-related policies and procedures, which are for Franchisee's optional use). The Manual may include audiotapes, videotapes, compact disks, computer software, other electronic media, and/or written materials. It contains System Standards and information on Franchisee's other obligations under this Agreement. Hyatt may modify the Manual periodically to reflect changes in System Standards. Franchisee agrees to keep its copy of the Manual current and in a secure location at the Hotel. If there is a dispute over its contents, Hyatt's master copy of the Manual controls. Franchisee agrees that the Manual's contents are part of the Confidential Information.

At Hyatt's option, Hyatt may post some or all of the Manual on a restricted website or extranet to which Franchisee will have access. If Hyatt does so, Franchisee agrees to monitor and access the website or extranet for any updates to the Manual, System Standards, or other aspects of the Hotel System. Any passwords or other digital identifications necessary to access the Manual on a website or extranet will be deemed to be part of the Confidential Information. Hyatt may require Franchisee to return a portion or the entire copy of the Manual given to Franchisee in paper or other tangible form after Hyatt posts the Manual on a restricted website or extranet.

3.3         CRS, GDS, ADS, National Directory and IT Services. Franchisee shall have access to the CRS, listings in advertising publications that Hyatt periodically specifies, and the National Directory during the Term. Hyatt or its representative also will provide data installation services relating to the initial set-up of the CRS, GDS and ADS at the Hotel and IT project management implementation services and other services relating to the computing equipment and other technology at the Hotel. Franchisee must pay Hyatt's reasonable fees and reimburse Hyatt's expenses in connection with such assistance.

3.4         General Guidance and Assistance. During the Term, Hyatt may advise Franchisee from time to time regarding the Hotel's operation based on Franchisee's reports or Hyatt's evaluations and inspections, and may guide Franchisee with respect to (a) System Standards that Hyatt Place Hotels use, (b) purchasing required and authorized FF&E and other items and arranging for their distribution to Franchisee, (c) advertising and marketing materials and programs, (d) employee training, and (e) administrative, recordkeeping, and accounting procedures. Hyatt may guide Franchisee in the Manual, in bulletins or other written materials, by electronic media, by telephone consultations, and/or at Hyatt's headquarters or the Hotel. If Franchisee requests, and Hyatt agrees to provide, additional or special guidance, assistance, or training, Franchisee agrees to pay Hyatt's then applicable charges, including Hyatt's personnel's per diem charges and travel and living expenses.

3.5         Other Arrangements and Delegation. Hyatt may arrange for development, marketing, operations, administration, technical, and support functions, facilities, services, and/or personnel with any other entity. Hyatt and its Affiliates also may use any functions, facilities, programs, services, and/or personnel used in connection with the Hotel System in Hyatt's and its Affiliates' other business activities, even if these other business activities compete with the Hotel or the Hotel System. Franchisee agrees that Hyatt has the right to delegate the performance of any portion or all of its obligations under this Agreement to third party designees, whether these designees are its Affiliates, agents, or independent contractors with whom Hyatt contracts to perform these obligations. If Hyatt does so, the third party designees will be obligated to perform the delegated functions for Franchisee in compliance with this Agreement. However, unless Hyatt notifies Franchisee in writing of its delegation of any such obligations or transfers this Agreement pursuant to Section 12.1, Franchisee agrees that it shall look only to Hyatt and not to any other person or entity (including an Affiliate of Hyatt) for the performance of such obligations, as only Hyatt (and not any of Hyatt's Affiliates or any other person or entity) have undertaken such obligation.

3.6         Annual Conventions. Hyatt may, at its option, hold an annual convention for Hyatt Place Hotels, all Select Hotels Group hotels (which currently include Hyatt Place Hotels and "Hyatt House" hotels and may include other hotel brands in the future), and/or all or certain other Hyatt-affiliated hotels (the "Annual Convention") at a location Hyatt designates. Hyatt may require the Hotel's general manager and other key Hotel personnel to attend the Annual Convention. Franchisee must pay Hyatt's then current attendance fee for each person from the Hotel who attends the Annual Convention. Franchisee also must pay all expenses that its attendees incur to attend the Annual Convention.

ARTICLE IV

OPERATION OF THE HOTEL

4.1         Marketing, Central Reservations and Technology Fund_ Hyatt or its designee will administer a Marketing, Central Reservations and Technology Fund for the Hyatt Place Hotel network (the "Fund"). Franchisee must make Contributions to the Fund according to Section 63(b). The Fund may, as Hyatt periodically determines, cover the Hotel and other Hyatt Place Hotels operating in any geographic area that Hyatt deems appropriate, such as, for example, Hyatt Place Hotels operating only in the United States, in a larger international region that Hyatt periodically defines, or globally. For administrative convenience, Hyatt may (but is not required to) collect the Contributions before passing them on to the Fund. Hyatt Place Hotels that Hyatt or its Affiliates own and operate in the geographic area that the Fund covers will contribute to the Fund on the same percentage basis as franchisees. Hyatt also has the right to collect for deposit into the Fund any advertising, marketing, or similar allowances paid to Hyatt by suppliers who deal with Hyatt Place Hotels and with whom Hyatt agrees to so deposit these allowances.

Hyatt will determine and direct all programs that the Fund finances, with sole control over the creative concepts, materials, and endorsements used and their geographic, market, and media placement and allocation, including by determining on its own the amounts to be spent for the various purposes identified in this Section 4.1. The Fund may pay for preparing and producing video, audio, and written materials and electronic media; developing, implementing, maintaining and improving the Hyatt Place Hotel network's website and/or related strategies; developing, implementing, operating, maintaining and improving the CRS, GDS, ADS, and National Directory and any other related or successor programs or systems; developing, implementing, maintaining and improving any video, computer-related or other technology for use or sale by Hyatt Place Hotels; planning, coordinating and conducting various sales efforts for Hyatt Place Hotels; market research and other research and development activities relating to improving the Hotel System; administering regional and multi-regional marketing, advertising and promotional programs, including purchasing trade journal and other media advertising and using advertising, promotion, and marketing agencies and other advisors to provide assistance; and supporting public relations and other advertising, promotion, and marketing activities. The Fund periodically will give Franchisee samples of advertising, marketing, and promotional formats and materials at no cost. Hyatt will sell Franchisee multiple copies of these materials at Hyatt's direct cost of producing them, plus any related shipping, handling, and storage charges_

Hyatt will account for the Fund separately from its other assets (but Hyatt need not segregate the Fund from its assets). Hyatt will not use the Fund for any of its general operating expenses. However, Hyatt may use the Fund to pay the reasonable salaries, benefits and expenses of personnel who manage, administer and/or perform services for or on behalf of the Fund, including those who account for Contributions; the Fund's other administrative costs; travel expenses of personnel while they are on Fund business; meeting costs; rent, utilities, other overhead costs, and other costs for equipment, supplies and other materials relating or allocable to Fund business; and other expenses that Hyatt incurs in activities reasonably related to administering or directing the Fund and its programs, including conducting market research and other research and development activities, public relations, preparing advertising, promotion, and marketing materials, collecting and accounting for Contributions, paying Providers for services relating to the CRS, GDS and ADS, and paying for technical and support functions.

The Fund will not be Hyatt's asset. Although the Fund is not a trust, Hyatt will hold all Contributions for the benefit of the contributors and use Contributions only for the purposes described in this Section 4.1. Hyatt does not owe any fiduciary obligation to Franchisee for administering the Fund or for any other reason. The Fund may spend in any fiscal year more or less than the total Contributions in that year, borrow from Hyatt or others (paying reasonable interest) to cover deficits, or invest any surplus for future use. Hyatt will use all interest (if any) earned on Contributions to pay costs before using the Fund's other assets.

Hyatt will prepare an annual, unaudited statement of Fund collections and expenses and give Franchisee a copy of the statement upon written request_ Hyatt may have the Fund audited periodically, at the Fund's expense, by an independent certified public accountant. Hyatt may incorporate the Fund or operate it through a separate entity whenever Hyatt deems appropriate. The successor entity will have all of the rights and duties specified in this Section 4.1.

Hyatt intends the Fund to maximize recognition of the Proprietary Marks, patronage of Hyatt Place Hotels, and the productive and efficient operation of the CRS, GDS and ADS, any related or successor programs or systems, and other technologies. Although Hyatt will try to use the Fund in a manner that will benefit all Hyatt Place Hotels, Hyatt need not ensure that Fund expenditures in or affecting any geographic area are proportionate or equivalent to Contributions by Hyatt Place Hotels operating in that geographic area or that any Hyatt Place Hotel benefits directly or in proportion to its Contributions from the programs and other products and services that the Fund finances.

Hyatt has the right, but no obligation, to use collection agents and institute legal proceedings at the Fund's expense to collect Contributions. Hyatt also may forgive, waive, settle, and compromise all claims by or against the Fund. Except as expressly provided in this Section 4.1, Hyatt assumes no direct or indirect liability or obligation to Franchisee for collecting amounts due to, maintaining, directing, or administering the Fund.

Hyatt may at any time defer or reduce Contributions of a Hyatt Place Hotel franchisee and, upon thirty (30) days' prior written notice to Franchisee, reduce or suspend Contributions and operations for one or more periods of any length and terminate (and, if terminated, reinstate) the Fund. If Hyatt terminates the Fund, Hyatt will distribute all unspent monies to Hyatt's then existing franchisees, and to Hyatt and its Affiliates, in proportion to their and Hyatt's respective Contributions during the preceding twelve (12)-month period.

4.2         Management of the Hotel. Unless Hyatt approves pursuant to this Section 4.2 or otherwise in writing, Franchisee must at all times retain and exercise direct management control over all aspects of the Hotel's business and must be the employer of the Hotel's Core Management and other personnel.

4.2.1          Management Arrangements. Franchisee may not enter into a Management Arrangement without Hyatt's prior written consent, which Hyatt will not unreasonably withhold if the Management Company meets Hyatt's minimum qualifications, attends and satisfactorily completes required training programs, agrees to sign the documents Hyatt requires to protect the Proprietary Marks, Copyrighted Materials, and Confidential Information, and agrees to perform its management responsibilities and otherwise operate the Hotel in compliance with this Agreement. Notwithstanding the foregoing, Hyatt may refuse to approve a Management Company which is a Brand Owner. If Hyatt approves a Management Arrangement as of the Effective Date, the Management Company's name is listed in Exhibit B. Even after Hyatt approves a Management Arrangement, if the Management Company at any time becomes a Brand Owner or otherwise fails to meet Hyatt's minimum qualifications or to comply with this Agreement, then, without limiting Hyatt's other rights and remedies under this Agreement and applicable law, Hyatt may revoke its approval of a Management Arrangement, and Franchisee must then promptly terminate the Management Arrangement and either assume direct control of the Hotel's management and operation or engage another Management Company under a Management Arrangement that Hyatt has approved in writing.

4.2.2          General Manager Qualification, Approval and Removal. Franchisee or the Management Company (as applicable) is solely responsible for hiring the Core Management and other Hotel personnel and determining the terms and conditions of their employment. Before any general manager for the Hotel is engaged, Franchisee must submit to Hyatt the identity and qualifications of the proposed candidate, including resume, work history, experience, references, background verifications and other information that Hyatt reasonably requests. Hyatt shall have the right to conduct an in-person interview of the proposed general manager and Franchisee shall reimburse Hyatt for all related travel and other expenses. Franchisee or the Management Company (as applicable) shall not engage any general manager for the Hotel unless he or she has been approved by Hyatt, which approval Hyatt will not unreasonably withhold or delay. Even after Hyatt approves a general manager for the Hotel, Hyatt may, at its option and without limiting its other rights and remedies, revoke that approval if that general manager fails to ensure that the Hotel satisfies Hyatt's quality assurance requirements or other operational standards. If Hyatt revokes its approval of the Hotel's general manager, then Franchisee or the Management Company (as applicable) must hire a replacement general manager that Hyatt approves in accordance with this Section 4.2.2 within thirty (30) days after receiving Hyatt's notice.

4.2.3          Core Management Staffing. Franchisee or the Management Company (as applicable) must hire and properly train all Core Management and have a Core Management in place at the Hotel at all times. Franchisee must ensure that each member of the Hotel's Core Management: (a) spends at least forty (40) hours per week at the Hotel fulfilling his or her management and operational responsibilities; and (b) does not concurrently maintain a position at another lodging facility or in any other capacity related to the lodging industry.

4.3          System Standards. Subject to Article X, Franchisee must operate the Hotel twenty-four (24) hours a day, every day, and use the Hotel premises solely for the business franchised under this Agreement. Franchisee may not operate, or allow any third party to operate, a time share office or desk or any other area from which time share interests, similar interests, or rights relating to any other property or service are offered or sold on or from any part of the Hotel premises. Franchisee must at all times ensure that the Hotel is operated in compliance with the Hotel System, the Manual (other than any personnel and security-related policies and procedures contained in the Manual, which are for Franchisee's optional use), and all other mandatory System Standards and other policies and procedures Hyatt periodically communicates to Franchisee, as Hyatt may periodically modify them. System Standards may regulate, among other things:

(a)         Franchisee's obligation to maintain the Hotel in first class condition and in a clean, safe, and orderly manner, including periodic cleaning, repainting and redecorating of the Hotel and repair and replacement of FF&E;

(b)         the provision of efficient, courteous, competent, prompt, and high-quality service to the public;

(c)         quality standards and the types of services, concessions, operating supplies, amenities and other items that Franchisee may use, promote, or offer at the Hotel;

(d)         Franchisee's use of the Proprietary Marks and display, style, location, and type of signage;

(e)         directory and reservation service listings of the Hotel and methods for using required and authorized GDS and ADS;

(f)         creating a favorable response to the name "Hyatt Place" and the names of any brand extensions, other Proprietary Marks and brand-specific programs bearing the "Hyatt" name;

(g)         honoring all nationally recognized credit cards and other payment mechanisms that Hyatt periodically designates and entering into all necessary credit card and other agreements with the issuers of those cards and other applicable parties;

(h)         mystery shopper programs, guest relations programs, and guest complaints and resolution programs, including reimbursing dissatisfied guests for their costs of staying at the Hotel and participating in other guest satisfaction programs in the manner Hyatt periodically specifies;

(i)         delivering to Hyatt or otherwise providing Hyatt access to the names of Hotel customers and guests and Franchisee's sales and customer database; record retention policies and programs;

(k)         the Quality Assurance Program, including deficiency action policies and other measures concerning the Hotel's compliance with the Hotel System, the Manual and System Standards; and

(1)         participation in and compliance with the terms of all of Hyatt's marketing, reservation service, rate and room inventory management, advertising, cooperative advertising, guest frequency, social responsibility, discount or promotional, customer award, Internet, computer, training, privacy, data security, and operating programs, including a property management system that interfaces with the CRS or any other central reservation system Hyatt periodically adopts. Hyatt may periodically establish and/or coordinate these programs with third parties Hyatt designates. These third parties might (but need not) be Hyatt's Affiliates. Franchisee must sign and comply with any license, participation and other agreements Hyatt periodically specifies relating to these programs.

Despite Hyatt's right to establish and periodically to modify System Standards for the Hotel and modify the Hotel System as Hyatt deems best, Franchisee retains the right to control, and responsibility for, the Hotel's day-to-day management and operation and implementing and maintaining System Standards at the Hotel. Because complete and detailed uniformity under many varying conditions might not be possible or practical, Franchisee acknowledges that Hyatt specifically reserves the right and privilege, as Hyatt deems best, to vary the Hotel System and System Standards for any Hyatt Place Hotel based upon the peculiarities of any condition or factors that Hyatt considers important to that hotel's successful operation. Franchisee has no right to require Hyatt to grant Franchisee a similar variation or accommodation.

Hyatt's mandatory System Standards do not include any personnel or security-related policies or procedures that Hyatt (at its option) makes available to Franchisee in the Manual or otherwise for Franchisee's optional use. Franchisee will determine to what extent, if any, these optional policies and procedures should apply to the Hotel's operations. Franchisee acknowledges that Hyatt does not dictate or control labor or employment matters for franchisees and their employees and will not be responsible for the safety and security of Hotel employees or patrons.

4.4         Uses and Sources of FF&E and Other Products and Services. Franchisee must purchase or lease, install, and maintain at the Hotel all FF&E and other items that Hyatt periodically specifies for the Hotel System. Franchisee may not install at the Hotel, without Hyatt's prior written consent, any FF&E or other items Hyatt has not previously approved. Franchisee may use at the Hotel only FF&E, supplies, and other goods and services that conform to the System Standards.

Hyatt may require Franchisee to acquire a particular model or brand of FF&E, supplies, and other goods and services that are available from only one manufacturer or supplier. Hyatt also may require Franchisee to acquire FF&E, supplies, and other goods and services only from Hyatt or its Affiliates or one or more sources that Hyatt periodically designates or approves. If Franchisee wishes to obtain any FF&E, supplies, or other goods and services for which Hyatt has established standards or specifications from a source that Hyatt has not previously approved as meeting the System Standards, Franchisee must send Hyatt a written request with any information and samples Hyatt considers necessary to determine whether the item and source meet Hyatt's then current criteria. Upon Hyatt's request, Franchisee must reimburse Hyatt's costs in reviewing Franchisee's request and evaluating the item and/or source. If Franchisee complies with Hyatt's processes and procedures regarding approval of alternate or additional manufacturers or suppliers, Hyatt will respond to Franchisee's request within a reasonable time period. Franchisee may not purchase any FF&E, supplies or other goods or services for the Hotel unless the purchase is from a source Hyatt designates or approves or, for those goods or services that Hyatt does not require Franchisee to acquire only from designated or approved sources, unless Hyatt has approved in writing that the good or service Franchisee proposed meets Hyatt's standards and specifications. Hyatt may modify the System Standards in this area as Hyatt deems best. Hyatt reserves the right, at its option, to revoke its approval of certain sources or items if they fail to continue to meet the System Standards. Hyatt may refuse any of Franchisee's requests if Hyatt already has designated a particular source for, or model or brand of, FF&E, supplies or other goods or services that Hyatt (in its sole judgment) determines to be critical to the Hotel System and Hyatt does not desire to expand the list of approved sources, models, or brands. Hyatt may make this decision as it deems best. Hyatt and its Affiliates have the right to receive rebates, commissions, payments, benefits and other material consideration from suppliers on account of their actual or prospective dealings with Franchisee and other franchisees and owners of Hyatt Place Hotels and to use all amounts that Hyatt and its Affiliates receive without restriction for any purposes they deem appropriate (unless they agree otherwise with the supplier).

4.5          CRS., GDS, ADS and Guest Room Rates. Franchisee must participate in, connect with, and use the CRS, GDS and ADS in the manner Hyatt periodically designates for offering, booking, modifying, and communicating guest room reservations for the Hotel. Franchisee may only utilize the GDS and ADS that Hyatt periodically authorizes. Franchisee must honor and give first priority on available rooms to all confirmed reservations that the CRS, GDS or ADS refers to the Hotel. The CRS and approved GDS and ADS are the only reservation systems or services that the Hotel may use for reservations.

Franchisee will establish the Hotel's room rates and submit them to Hyatt promptly upon Hyatt's request. Franchisee is solely responsible for notifying the reservation center of any changes in the Hotel's room rates. Franchisee must monitor and ensure that the Hotel's current room rates are properly reflected in the CRS, and must notify Hyatt promptly about any discrepancies between the Hotel's actual room rates and the room rates listed in the CRS. Franchisee may not charge any guest a rate for any reservation higher than the rate that the reservations center specifies to the guest at the time he or she makes the reservation. Except for special event periods, Franchisee may not charge any rate exceeding the rate Franchisee submits in writing for sale by the CRS. Franchisee must comply with Hyatt's "best price guarantee" and related policies, as Hyatt periodically modifies them.

4.6          Upgrading the Hotel and CapEx Account. Franchisee may not make any material changes to the Hotel's existing or planned construction, including any change in the number of guest rooms at the Hotel, without Hyatt's prior written consent and complying with such conditions and procedures that Hyatt periodically establishes for such changes. Without limiting Hyatt's rights and Franchisee's obligations under Section 4.3, Hyatt may require Franchisee at any time and from time to time during the Term to upgrade or renovate the Hotel, including by altering the Hotel's appearance and/or replacing a material portion of improvements and/or FF&E, to comply with then current building decor, appearance, and trade dress standards and other aspects of the Hotel System that Hyatt has established and requires for new similarly situated Hyatt Place Hotels (subject to Reasonable Deviations). This upgrading or renovation may obligate Franchisee to invest additional capital in the Hotel and/or incur higher operating costs. Franchisee agrees to implement such upgrading and renovation within the time period Hyatt requests, regardless of their cost or the point during the Term when Hyatt requires Franchisee to do so, as if they were part of this Agreement as of the Effective Date, provided that all such upgrades and renovations apply uniformly to all similarly situated Hyatt Place Hotels (subject to Reasonable Deviations).

In order to assist Franchisee in having funds available to make any necessary capital expenditures at the Hotel and comply with its obligations under this Section 4.6 (but without limiting those obligations), Franchisee shall deposit into a separate account that Franchisee controls an amount equal to five percent (5%) of the Hotel's Gross Rooms Revenue each month. Upon Hyatt's reasonable request, Franchisee will provide Hyatt information concerning the funds in and expenditures from that account. Franchisee shall use such funds only for the purpose of making approved capital expenditures and complying with its upgrade and other obligations under this Section 4.6, although such obligations may require Franchisee to spend more than the amount then in that account.

4.7         Inspections/Compliance Assistance and Quality Assurance Program. Hyatt may inspect the Hotel at any time, with or without notice to Franchisee, to determine whether Franchisee and the Hotel are complying with the Hotel System, System Standards, and other terms and conditions of this Agreement. Franchisee must permit Hyatt's representatives to inspect or audit the Hotel at any time and give them free lodging (subject to availability) during the inspection period.

The Hotel must participate in the quality assurance, compliance and guest satisfaction programs that Hyatt develops and periodically modifies (collectively, the "Quality Assurance Program"). Franchisee must pay its allocable share of all fees and other costs associated with the Quality Assurance Program. As part of the Quality Assurance Program, Hyatt and/or its representatives and designees may evaluate whether the Hotel is complying with the Hotel System and System Standards. If Hyatt determines that the Hotel is not complying with the Hotel System, System Standards, or any other terms and conditions of this Agreement and instructs Franchisee to correct those deficiencies, then, without limiting Hyatt's other rights or remedies under this Agreement, any other agreement or applicable law, Franchisee must: (a) reimburse Hyatt for its costs related to that non-compliance, including fees, travel and living expenses and other costs for administering any necessary actions, follow-up inspections, audits or re-evaluation visits until the deficiencies have been fully corrected, and (b) ensure that applicable Hotel personnel attend meetings and additional training programs that Hyatt specifies, at Franchisee's sole expense, relating to that non-compliance.

4.8         Compliance With Laws. Franchisee must strictly comply with all laws, rules, regulations and other legal and governmental requirements concerning the Hotel's development and operation, including by (a) ensuring that the Hotel is at all times in full compliance with the Americans with Disabilities Act and similar rules; (b) paying all taxes when due; (c) obtaining and maintaining trade or fictitious name registrations; and (d) obtaining and maintaining all licenses and permits necessary to operate the Hotel, including all licenses required to sell alcoholic beverages at the Hotel (unless Hyatt, at its sole option, has determined that no alcoholic beverages may be offered at or from the Hotel's premises). Franchisee and its Owners agree to comply, and to assist Hyatt to the fullest extent possible in its efforts to comply, with the Anti-Terrorism Laws. In connection with that compliance, Franchisee and its Owners certify, represent, and warrant as of the Effective Date that none of Franchisee's nor any Owner's property or interests is subject to being blocked under, and that Franchisee and its Owners otherwise are not in violation of, any of the Anti-Terrorism Laws.

4.9         No Diverting Business. Franchisee must refer guests and customers, wherever reasonably possible, only to Hyatt Place Hotels or other brands affiliated with Hyatt, not use the Hotel or the Hotel System to promote a competing business or other lodging facility, and not divert business from the Hotel to a competing business.

4.10       Data Privacy and Data Security. Franchisee agrees to fully comply with all policies and procedures regarding the collection, storage, use, processing and transfer of personal data (i.e., any information which identifies or is capable of identifying an individual) that Hyatt may promulgate from time to time. Additionally, Franchisee agrees to execute any agreements or other documents, and to take any actions, that Hyatt may require Franchisee and all similarly situated franchisees (subject to Reasonable Deviations) to execute or take from time to time in furtherance of the implementation of Hyatt's data privacy or data security compliance program.

Without limiting the generality of the foregoing, if Franchisee receives, accesses, transmits, stores or processes any Cardholder Data (defined below), then Franchisee agrees to maintain the confidentiality and security of that Cardholder Data at all times, both during the Term and after this Agreement's termination or expiration. For purposes of this Agreement, "Cardholder Data" means any data that relates to either (a) a payment card authorized by or bearing the logo of a member of the Payment Card Industry ("PCI") Security Standards Council (the "PCI SSC") or any similar organization that Hyatt periodically specifies, or alternative technology or non-cash transaction method relating to payment that Hyatt periodically specifies, or (b) a person to whom such a payment card or alternative technology as described in (a) has been issued.

Franchisee further covenants that it will, at all times during the Term, in accessing, transmitting, storing or processing Cardholder Data, or in providing technology that accesses, transmits, stores or processes Cardholder Data, comply with (and ensure that all technology provided by or on behalf of Franchisee complies with) the standards and measures required under the then current Payment Data Security Guidelines. For purposes of this Agreement, "Payment Data Security Guidelines" means the then current version of the PCI Data Security Standards ("PCI DSS") or any successor standards and measures that Hyatt periodically specifies for payment cards, alternative technologies or non-cash transaction methods relating to payment, including all associated audit and certification requirements, and any other applicable standards, measures, or requirements that may be periodically promulgated by the PCI SSC or similar organization that Hyatt periodically specifies, by any member thereof, or by any entity that functions as an acquirer, issuer, processor, card association, payment network or similar actor (each, individually an "Acquirer") with respect to a payment card or alternative technology. In addition, if Franchisee uses or provides (i) any payment applications that store, process or transmit Cardholder Data as part of authorization or settlement, or (ii) any personal identification number ("PIN") entry terminals used for payment card transactions or alternative technology relating to payment transactions that Hyatt periodically specifies, then Franchisee must ensure that such payment applications, PIN entry terminals, or alternative technologies (as the case may be) comply with applicable security standards and requirements, including the then current PIN Entry Device Security Requirements and Payment Application Data Security Standards. Hyatt has the right (but no obligation), at its sole option at any time and from time to time during the Term, to audit Franchisee's compliance with this Section 4.10 and to require Franchisee (at Franchisee's expense) to enroll or maintain enrollment in a third party audit and/or validation program that Hyatt monitors. Hyatt further reserves the right, at its sole option at any time and from time to time during the Term, to disclose the results of such audits and/or validation programs to any Acquirer that provides services to Franchisee. Without limiting any of its other obligations under this Agreement, Franchisee represents and warrants that all software, hardware and other materials used by Franchisee, or provided or made available to Hyatt by or on behalf of Franchisee, comply, and do not prevent Hyatt from complying, with all applicable Payment Data Security Guidelines and other data privacy or data security compliance programs that Hyatt identifies, and Franchisee agrees that during the Term it will continue to comply, and will not prevent Hyatt from complying, with these requirements.

4.11       No Brand Owners. Franchisee represents and warrants to Hyatt that neither Franchisee nor any of its Owners is a Brand Owner and agrees that neither Franchisee nor any of its Owners at any time during the Term shall be or become a Brand Owner.

ARTICLE V

ADVERTISING AND MARKETING

5.1        Pre-Opening Marketing. Franchisee must conduct a pre-opening marketing program for the Hotel according to Hyatt's requirements. At least one hundred twenty (120) days before the Hotel's grand opening, Franchisee must prepare and submit to Hyatt for its approval a written pre-opening marketing program that satisfies Hyatt's requirements and contemplates spending at least an amount equal to One Hundred Dollars ($100) multiplied by the number of guest rooms at the Hotel. Franchisee must change the program as Hyatt specifies and implement the approved program.

5.2         Participation in Advertising and Marketing. Franchisee acknowledges that promoting Hyatt Place Hotels as a single chain in the United States is an important part of the Hotel System. Franchisee must participate in and use, in the manner that Hyatt specifies, all advertising, marketing, and promotional activities, materials and programs that Hyatt periodically requires for the Hotel.

5.3         Approval of Marketing Programs. Subject to Hyatt's requirements and at Franchisee's expense, Franchisee may conduct local and regional marketing, advertising and promotional programs. Franchisee shall pay Hyatt the reasonable fees that Hyatt periodically establishes for optional marketing, advertising and promotional materials Franchisee orders from Hyatt for these programs. Franchisee must conduct these programs in a dignified manner.

Before using them, Franchisee must submit to Hyatt for its prior approval all advertising, marketing, promotional, and public relations plans, programs, and materials that Franchisee desires to use or in which Franchisee desires to participate, including any materials and uses of the Proprietary Marks in digital, electronic, computerized or other form, whether on a Travel Services Website or Franchisee Organization. Website (each as defined in Section 5.4) or otherwise. If Franchisee does not receive written disapproval within fifteen (15) business days after Hyatt receives the materials, they are deemed to be approved. Franchisee may not use any advertising, marketing, promotional, or public relations materials or engage in any programs that Hyatt has not approved or has disapproved and must discontinue using any previously-approved materials and engaging in any previously-approved programs within the timeframe Hyatt specifies after Franchisee receives written notice from Hyatt.

5.4         Websites. Franchisee may not develop, maintain or authorize any Website (other than a Hotel System Website) that either has the word "hyatt" or any similar word as part of its domain name or URL or that accepts reservations for the Hotel (other than through an approved link to a Hotel System Website). Franchisee may, with Hyatt's approval and subject to the conditions in Section 5.3 and this Section 5.4, authorize any Travel Services Website or Franchisee Organization Website to list and promote the Hotel together with other hotels. A "Travel Services Website" is a Website operated by a third party (which is not an Affiliate of Franchisee) that promotes and sells travel-related products and services for a number of hotel brands, including other Hyatt-affiliated hotels. A "Franchisee Organization Website" is a Website that mentions the Hotel and other hotels in which Franchisee and its Affiliates have an interest as part of Franchisee's and its Affiliates' portfolio of properties and that has a primary purpose of promoting the entire portfolio (rather than only promoting the Hotel). Franchisee shall submit to Hyatt for its approval all proposed uses of the Proprietary Marks, references to the Hotel, links to a Hotel System Website, and other information concerning a Travel Services Website or Franchisee Organization Website as Hyatt periodically requests. Hyatt will not unreasonably withhold its approval of Franchisee's use of a Travel Services Website or Franchisee Organization Website. Hyatt may implement and periodically modify, and. Franchisee must comply with, System Standards relating to any Travel Services Websites, Franchisee Organization Websites and other electronic uses of the Proprietary Marks and may withdraw its approval of any Website that no longer meets Hyatt's minimum standards.

5.5         Cooperative Advertising Programs. Hyatt may identify a region in which two (2) or more Hyatt Place Hotels are located in order to establish a local or regional advertising cooperative (a "Cooperative"). Hyatt may form, change, dissolve and merge Cooperatives. The Cooperative's purpose will be to collect funds from its members and to plan, discuss, organize, develop, utilize, produce, disseminate, and implement marketing, advertising and promotional programs and materials on a collective basis (and to cover related expenses) for participating Hyatt Place Hotels. Hyatt will not require Franchisee to participate in a Cooperative. However, if Franchisee chooses to participate in the Cooperative, Franchisee must do so according to the Cooperative's rules, including paying the Hotel's allocable share of any advertising, marketing, promotional and other programs that the Cooperative conducts. All restrictions under this Agreement relating to any advertising, marketing or promotional programs that Franchisee conducts also apply to any such programs that the Cooperative conducts.

ARTICLE VI

FEES AND PAYMENTS

6.1         Application Fee. Hyatt and Franchisee acknowledge that, before Hyatt and Franchisee signed this Agreement, Franchisee paid Hyatt an application fee listed hi Exhibit B, which is an amount equal to Sixty Thousand Dollars ($60,000) plus an additional Four Hundred Dollars ($400) for each guest room at the Hotel in excess of one hundred fifty (150) guest rooms (the "Application Fee"). The Application Fee was fully earned by Hyatt and non-refundable upon Hyatt's approval of Franchisee's franchise application before Hyatt and Franchisee signed this Agreement.

In addition, if Hyatt and Franchisee agree to add additional guest rooms to the Hotel during the Term, then Franchisee must pay Hyatt an additional Application Fee in an amount equal to Four Hundred Dollars ($400) multiplied by the number of additional guest rooms. When Franchisee requests Hyatt's approval of Franchisee's plans to develop the additional guest rooms, Franchisee must pay Hyatt a non-refundable PIP fee of Five Thousand Dollars ($5,000). Hyatt will apply this PIP fee toward the additional Application Fee if Hyatt approves Franchisee's plans. If the PIP fee exceeds the additional Application Fee, Hyatt may keep the excess. The remaining portion of the additional Application Fee is due, fully earned by Hyatt, and non-refundable on the date Hyatt approves Franchisee's plans to develop the additional guest rooms.

6.2         Data Installation Services Fee. Franchisee must pay Hyatt a non-refundable fee of Seven Thousand Five Hundred Dollars ($7,500) on or before the date upon which Hyatt provides data installation services relating to the initial set-up of the CRS, GDS and ADS at the Hotel.

6.3         Monthly Fees to Hyatt. On or before the tenth (10th) day of each month or such later day of the month that Hyatt periodically specifies (the "Payment Day"), Franchisee shall pay Hyatt;

(a)         a "Royalty Fee" equal to (i) three percent (3%) of the Hotel's Gross Rooms Revenue accrued during the First Year (defiled below); (ii) four percent (4%) of the Hotel's Gross Rooms Revenue accrued during the Second Year (defined below); and (iii) five percent (5%) of the Hotel's Gross Rooms Revenue during the balance of the Term. The "First Year" means the calendar twelve (12)-month period beginning on the first (1') day of the calendar month during which the Opening Date occurs. The "Second Year" means the calendar twelve (12)-month period beginning on the first (1') anniversary of the first (11 day of the calendar month during which the Opening Date occurs;

(b)         a Contribution to the Marketing, Central Reservations and Technology Fund equal to three and one-half percent (3.5%) of the Hotel's Gross Rooms Revenue during the preceding month. At any time during the Term, Hyatt may, upon thirty (30) days' prior notice to Franchisee, periodically increase the Contribution, but it will not exceed four percent (4%) of the Hotel's Gross Rooms Revenue; and

(c)         all fees and other amounts that Hyatt has then paid or has agreed to pay on Franchisee's behalf to any Providers. If any Provider assesses a single or group fee or other charge that covers all or a group of Hyatt Place Hotels to which that Provider provides products or services, Franchisee agrees that Hyatt's allocation of that fee or other charge among the Hotel and other Hyatt Place Hotels is final. The Providers may periodically increase the fees and other charges they impose. At Hyatt's option, Franchisee must begin paying these fees and other charges directly to the applicable Provider(s).

6.4         Payments to Other Parties. Franchisee agrees to pay on a timely basis, as and when due: (a) applicable commissions to travel agents and third party reservation service charges and otherwise participate in any Hotel System travel agent commission payment program, as Hyatt periodically modifies it; (b) all commissions and fees for reservations Franchisee accepts through any sources (including the Internet), whether processed through Hyatt, the CRS, or any Provider's reservation system or billed directly to Franchisee; (c) all contributions for cooperative advertising programs in which Franchisee agrees to participate, as required in Section 5.5 hereof; (d) charges for computer, telephone and other equipment related to the CRS; and (e) all fees and assessments due for guest frequency programs or other marketing programs Hyatt initiates that are attributable to the Hotel.

6.5         Late Fee and Late Payment Interest. Franchisee agrees to pay Hyatt a late fee of Two Hundred Twenty-Five Dollars ($225) for each required payment not made on or before its original due date and for each payment not honored by Franchisee's financial institution. The late fee is not interest or a penalty but compensates Hyatt for increased administrative and management costs due to Franchisee's late payment. In addition, all amounts that Franchisee owes Hyatt that are more than seven (7) days late will bear interest accruing as of their original due date at one and one-half percent (1.5%) per month or the highest commercial contract interest rate the law allows, whichever is less. Hyatt may debit Franchisee's bank account automatically via EFT (defined below in Section 6.6) for the late fee and interest. Franchisee acknowledges that this Section 6.5 is not Hyatt's agreement to accept any payments after they are due or Hyatt's commitment to extend credit to, or otherwise finance Franchisee's operation of, the Hotel.

6.6         Electronic Funds Transfer. Franchisee must make all payments for Royalty Fees, Contributions, and other amounts due to Hyatt and its Affiliates under this Agreement or otherwise in connection with the Hotel by electronic funds transfer ("EFT"). Franchisee must sign the documents Hyatt periodically specifies to allow Hyatt and its Affiliates to debit the applicable bank account for the Hotel automatically or otherwise process these payments through EFT_ Franchisee also must sign any additional or new forms and complete any reasonable procedures Hyatt periodically establishes for EFT. Hyatt periodically may change the procedure for payments and require Franchisee to (a) make its payments to a designated bank account by wire transfer or other means Hyatt specifies and (b) sign any authorizations or other documents required to implement that procedure. Funds must be available in Franchisee's account to cover Hyatt's withdrawals. Franchisee may not change its bank, financial institution, or account without first telling Hyatt.

6.7         Application of Payments. Despite any designation Franchisee makes, Hyatt may apply any of Franchisee's payments to any of Franchisee's past due indebtedness to Hyatt or its Affiliates. Hyatt may set off any amounts Franchisee or its Affiliates owe Hyatt or its Affiliates against any amounts that Hyatt or its Affiliates owe Franchisee or its Affiliates. Franchisee may not withhold payment of any amounts Franchisee owes Hyatt or its Affiliates due to Hyatt's alleged nonperformance of any of its obligations under this Agreement.

6.8          Taxes on Franchisee's Payments. If any gross receipts, sales, use, excise, or similar tax is imposed upon Hyatt due to any payment Franchisee makes to Hyatt under this Agreement (but not Hyatt's own income taxes), Franchisee must reimburse Hyatt for all payments of such taxes Hyatt makes so that the amount of Franchisee's payments Hyatt retains after paying the applicable taxes equals the full amount of the payments Franchisee was required to make under this Agreement had the tax not been imposed upon Hyatt. Any and all amounts payable pursuant to this Agreement or any related agreement between Hyatt (or its Affiliate) and Franchisee are exclusive of any such taxes. Accordingly, if applicable, all of Franchisee's payments shall, in addition, include an amount equal to any and all such taxes imposed by law on any payments to be made pursuant to this Agreement or any related agreement.

6.9         Non-Refundability. Unless otherwise specified, all fees that Franchisee paid to Hyatt before or simultaneously with the execution of this Agreement, or will pay to Hyatt during the Term, are non-refundable.

ARTICLE VII

BOOKS AND RECORDS, AUDITS AND REPORTING

7.1         Financial Reports. At Hyatt's request, Franchisee must prepare and deliver to Hyatt daily, monthly, quarterly, and annual operating statements, profit and loss statements, balance sheets, and other reports relating to the Hotel that Hyatt periodically requires, prepared in the form, by the methods, and within the timeframes that Hyatt specifies in the Manual. The reports must contain all information Hyatt requires and be certified as accurate in the manner Hyatt requires. Without limiting the generality of the foregoing, on or before the day of each month that Hyatt reasonably specifies from time to time, Franchisee agrees to prepare and send Hyatt a statement for the previous month, certified by Franchisee's chief financial or principal accounting officer, listing Gross Rooms Revenue, other Hotel revenues, room occupancy rates, reservation data, the amounts currently due under Article VI, and other information that Hyatt deems useful in connection with the Hotel System. The statement will be in the form and contain the detail Hyatt reasonably requests from time to time and may be used by Hyatt for all reasonable purposes.

Within ninety (90) days after the end of Franchisee's fiscal year, Franchisee must send Hyatt one or more of the following as Hyatt may request, certified by Franchisee's chief financial or principal accounting officer to be true and correct: (a) complete financial statements relating to the Hotel for that fiscal year (including a balance sheet, statement of operations and statement of cash flow) prepared in accordance with generally accepted accounting principles consistently applied; (b) Franchisee's income tax returns for the Hotel for that year; and (c) statements reflecting all Gross Rooms Revenue and all sources and amounts of other Hotel revenue generated during the year. Hyatt may require Franchisee to have audited financial statements prepared annually during the Tenn.

7.2         Notification.

7.2.1          Lender and Ground Lessor information. Franchisee must send Hyatt current contact information for each Lender and Ground Lessor upon Hyatt's request or any change in the Lender's or Ground Lessor's information. Upon Hyatt's request, Franchisee must provide Hyatt copies of all ground leases, subleases and other arrangements with any Ground Lessor. Franchisee must promptly send Hyatt a copy of any notice of default, notice of termination, or other exercise of any default rights or remedies that Franchisee receives from any Lender or Ground Lessor, together with all other information that Hyatt reasonably requests relating to any such defaults or termination. Franchisee agrees that Hyatt may, at its option and without breaching any rights of or obligations to Franchisee, have discussions and share information with any Lender or Ground Lessor concerning the Hotel or Franchisee.

7.2.2          Guarantor Net Worth Threshold_ Franchisee must provide Hyatt on an annual basis financial statements or other documents that Hyatt reasonably specifies, certified by Franchisee or the Guarantor in the manner Hyatt specifies, demonstrating that at least one Guarantor then satisfies the Guarantor Net Worth Threshold. If at any time during the Term there is not at least one Guarantor who maintains the Guarantor Net Worth Threshold, then, in addition to and without limiting Hyatt's other remedies and rights under this Agreement and applicable law, Hyatt may require Franchisee thereafter to provide Hyatt audited financial statements on an annual basis demonstrating that at least one Guarantor then satisfies the Guarantor Net Worth Threshold.

7.2.3          Other Actions or Events. Franchisee must notify Hyatt in writing within ten (10) days after Franchisee receives information or documentation about any lawsuit, action, or proceeding, or the issuance of any injunction, award, or decree of any court, quasi-judicial body, or governmental agency, that might adversely affect the Hotel, Franchisee's ability to perform its obligations under this Agreement, or its financial condition.

7.3         Preparation and Maintenance of Books and Records_ Franchisee agrees to: (a) prepare on a current basis in a form satisfactory to Hyatt, and preserve for at least four (4) years, complete and accurate records concerning Gross Rooms Revenue and all financial, operating, marketing, and other aspects of the Hotel; and (b) maintain an accounting system that fully and accurately reflects all financial aspects of the Hotel, including books of account, tax returns, governmental reports, daily reports, profit and loss and cash flow statements, balance sheets, and complete quarterly and annual financial statements relating to the Hotel. Hyatt reserves the right to access Franchisee's computer system independently to obtain sales information, occupancy information, and other data and information relating to the Hotel. Franchisee must send Hyatt upon its reasonable request, in the form and format that Hyatt periodically specifies, any information relating directly or indirectly to the Hotel that Hyatt does not access independently from Franchisee's computer system.

7.4         Audit. Hyatt may at any time during Franchisee's regular business hours, and without prior notice to Franchisee, examine Franchisee's and the Hotel's business, bookkeeping, and accounting records, sales and income tax records and returns, and other records. Franchisee agrees to cooperate fully with Hyatt's representatives and independent accountants in any examination. If any examination discloses an understatement of the Hotel's Gross Rooms Revenue, Franchisee agrees to pay Hyatt, within fifteen (15) days after receiving the examination report, the Royalty Fees, Contributions and other fees due on the amount of the understatement, together with the late fee and interest on the understated amounts from the date originally due until the date of payment in accordance with Section 6.5. Furthermore, if an examination is necessary due to Franchisee's failure to furnish reports, supporting records, or other information as required, or to furnish these items on a timely basis, or if Hyatt's examination reveals a Royalty Fee or Contribution underpayment to Hyatt of three percent (3%) or more of the total amount owed during any six (6)-month period, or that Franchisee willfully understated the Hotel's Gross Rooms Revenue, Franchisee agrees to reimburse Hyatt for the costs of the examination, including the charges of attorneys and independent accountants and the travel expenses, room and board, and compensation of Hyatt's employees. These remedies are in addition to Hyatt's other remedies and rights under this Agreement and applicable law.

ARTICLE VIII

RELATIONSHIP OF THE PARTIES AND INDEMNIFICATION

8.1         Relationship of the Parties. Franchisee is an independent contractor. Neither Hyatt nor Franchisee is the legal representative or agent of, or has the power to obligate, the other for any purpose. The parties have a business relationship defined entirely by this Agreement's express provisions. No partnership, joint venture, affiliate, agency, fiduciary, or employment relationship is intended or created by this Agreement. Hyatt and Franchisee may not make any express or implied agreements, warranties, guarantees, or representations, or incur any debt, in the name or on behalf of the other or represent that Hyatt's and Franchisee's relationship is other than franchisor and franchisee. Hyatt will not be obligated for any damages to any person or property directly or indirectly arising out of the Hotel's operation or the business Franchisee conducts under this Agreement.

8.2         Franchisee's Notices to Public Concerning Independent Status. Franchisee must take the actions that Hyatt periodically requires to minimize the chance of a claim being made against Hyatt or its Affiliates for any occurrence at the Hotel or for acts, omissions, or obligations of Franchisee or anyone affiliated with Franchisee or the Hotel. Such steps may include giving notice in private and public rooms and on advertisements, business forms, and stationery and other places, making clear to the public that Hyatt is not the Hotel's owner or operator and is not accountable for events occurring at the Hotel.

8.3         Franchisee's Indemnification and Defense of Hyatt.

8.3.1          Indemnification. In addition to Franchisee's obligation under this Agreement to procure and maintain insurance, Franchisee agrees to indemnify and hold harmless Hyatt, its Affiliates, and its and their respective owners, officers, directors, agents, employees, representatives, successors, and assigns (the "Hyatt Indemnified Parties") against, and to reimburse any one or more of the Hyatt Indemnified Parties for, all Losses directly or indirectly arising out of, resulting from, or in connection with (a) the application Franchisee submitted to Hyatt for the rights granted under this Agreement; (b) the construction, development, use, occupancy, or operation of the Hotel, including any claim or allegation relating to the Americans with Disabilities Act or any similar law concerning public accommodations for persons with disabilities; (c) any bodily injury, personal injury, death, or property damage suffered by any Hotel guest, customer, visitor, or employee; (d) claims alleging either intentional or negligent conduct, acts, or omissions by Franchisee, any Management Company or other contractor of Franchisee (or any of Franchisee's or its contractor's agents, employees or representatives), or Hyatt or its Affiliates relating to the operation of the Hotel or the Hotel System, subject to Section 8.4.1; and (e) Franchisee's breach of the terms and conditions of this Agreement.

8.3.2          Defense. Franchisee agrees to defend (at Franchisee's expense) the Hyatt Indemnified Parties from and against any and all Proceedings directly or indirectly arising out of, resulting from, or in connection with any matter described in Section 8.3.1(a) through (e), including those alleging a Hyatt Indemnified Party's negligence or willful misconduct, subject to Section 8.4.1. Each Hyatt Indemnified Party may at Franchisee's expense defend and control the defense of any Proceeding described in this Section 8.3.2 and agree to settlements and take any other remedial, corrective, or other actions, without limiting Franchisee's obligations under Section 8.3.1, provided that the Hyatt Indemnified Party will seek Franchisee's advice and counsel, and keep Franchisee informed, with regard to any proposed or contemplated settlement.

8.3.3          Survival and Mitigation. The obligations under this Section 8.3 will continue in full force and effect subsequent to and notwithstanding this Agreement's expiration or termination. A Hyatt Indemnified Party need not seek recovery from any insurer or other third party, or otherwise mitigate its Losses, in order to maintain and recover fully a claim against Franchisee under this Section 8.3. Franchisee agrees that a failure to pursue a recovery or mitigate a Loss will not reduce or alter the amounts that a Hyatt Indemnified Party may recover from Franchisee under this Section. Franchisee's obligation to indemnify the Hyatt Indemnified Parties shall not be limited in any way by reason of any insurance that any Hyatt Indemnified Party maintains.

8.3.4          Separate Counsel and Settlement. If separate counsel is appropriate in Hyatt's opinion because of actual or potential conflicts of interest, Hyatt may retain attorneys and/or independently defend any Proceeding subject to indemnification under this Section 8.3 at Franchisee's sole expense. No party may agree to any settlement in any Proceeding that could have an adverse effect on Hyatt, its Affiliates, the Hotel System, or other franchisees without Hyatt's prior approval.

8.3.5          Notice of Action. Franchisee shall notify Hyatt immediately (but not later than five (5) days following Franchisee's receipt of notice) of any Proceeding naming any Hyatt Indemnified Party as a defendant or potential defendant and shall include with such notification copies of all correspondence or court papers relating to the Proceeding.

8.3.6          Right to Control Defense of Certain Proceeding_ Without limiting Hyatt's rights or Franchisee's obligations under this Section 8.3, Hyatt (or its designee) has the right to defend and control the defense of any class action or other Proceeding involving both the

Hotel and any other Hyatt Place Hotel or Hyatt-affiliated hotel, regardless of whether Hyatt or any of the other Hyatt Indemnified Parties are named defendants in that action. Franchisee shall promptly reimburse Hyatt for the Hotel's proportionate share of all reasonable expenses that Hyatt incurs in connection with any Proceeding covered by this Section 8.16. Hyatt shall allocate those expenses equitably among the Hotel and all other Hyatt Place Hotels and Hyatt-affiliated hotels involved in the action in any manner that Hyatt reasonably determines.

8.4         Hyatt's Indemnification and Defense of Franchisee.

8.4.1          indemnification. Hyatt agrees to indemnify and hold harmless Franchisee, its Affiliates, and its and their respective owners, officers, directors, agents, employees, representatives, successors, and assigns (the "Franchisee Indemnified Parties") against, and to reimburse any one or more of the Franchisee Indemnified Parties for, any and all Losses (including defense costs and other Losses incurred in defending any Proceeding described in Section 8.3.2, if applicable) directly or indirectly arising out of, resulting from, or in connection with (a) a final decision by a court of competent jurisdiction not subject to further appeal that Hyatt, its Affiliate, or any of their respective employees directly engaged in willful misconduct or gross negligence or intentionally caused the property damage or bodily injury that is the subject of the claim, so long as the claim is not asserted on the basis of theories of vicarious liability (including agency, apparent agency, or employment) or Hyatt's failure to compel Franchisee to comply with this Agreement, which are claims for which the Franchisee Indemnified Parties are not entitled to indemnification under this Section 8.4; and (b) any trademark infringement Proceeding disputing Franchisee's authorized use of any Proprietary Mark under this Agreement, provided that Franchisee has timely notified Hyatt of, and complies with Hyatt's directions in responding to, the Proceeding.

8.4.2          Defense. Hyatt agrees to defend (at Hyatt's expense) the Franchisee Indemnified Parties from and against any and all Proceedings described in Section 8.4.1(b). At Hyatt's option, Hyatt and/or its Affiliate(s) may defend and control the defense of any other Proceeding arising from or relating to the Proprietary Marks or Franchisee's use of any Proprietary Mark under this Agreement. Hyatt may agree to settlements and take any other remedial, corrective, or other actions with respect to any Proceeding described in this Section 8.4.2, provided that Hyatt will seek Franchisee's advice and counsel, and keep Franchisee informed, with regard to any proposed or contemplated settlement.

8.4.3          Survival and Mitigation. The obligations under this Section 8.4 will continue in full force and effect subsequent to and notwithstanding this Agreement's expiration or termination. A Franchisee Indemnified Party need not seek recovery from any insurer or other third party, or otherwise mitigate its Losses, in order to maintain and recover fully a claim against Hyatt under this Section 8.4. Hyatt agrees that a failure to pursue a recovery or mitigate a Loss will not reduce or alter the amounts that a Franchisee Indemnified Party may recover from Hyatt under this Section 8.4. Hyatt's obligation to indemnify the Franchisee Indemnified Parties shall not be limited in any way by reason of any insurance that any Franchisee Indemnified Party maintains.

8.5         Guarantor Net Worth Threshold. Franchisee represents and warrants that at least one Guarantor satisfies the Guarantor Net Worth Threshold as of the Effective Date, and Franchisee agrees to ensure that at least one Guarantor continues to satisfy the Guarantor Net Worth Threshold at all times during the Term. Upon at least ninety (90) days' written notice to Franchisee, Hyatt may periodically increase the amount of the Guarantor Net Worth Threshold if Hyatt determines, in its reasonable judgment, that its risk or exposure with respect to this Agreement has increased since the Effective Date (or its most recent increase in the Guarantor Net Worth Threshold, as applicable). Franchisee agrees to comply with the modified Guarantor Net Worth Threshold, either by demonstrating to Hyatt's satisfaction that a then existing Guarantor satisfies the modified Guarantor Net Worth Threshold or by presenting a substitute Guarantor who signs Hyatt's then current form of Guaranty reflecting the modified Guarantor Net Worth Threshold, by the end of that ninety (90)-day period. Franchisee agrees to, and shall cause its Guarantors to, reasonably cooperate with Hyatt in connection with all auditing and reporting requirements relating to the Guarantor Net Worth Threshold, whether those requirements are contained in this Agreement, the Guaranty or any other agreement.

ARTICLE IX

INSURANCE

At Franchisee's expense, Franchisee must procure and at all times during the Term maintain such insurance as may be required by the terms of any lease or mortgage on the premises where the Hotel is located, and in any event no less than the following:

(1)          the following property insurance:

(a)         Property insurance (or builder's risk insurance during any period of construction) on the Hotel building(s) and contents against loss or damage by fire, lightning, windstorm, and all other risks covered by the usual all-risk policy form, all in an amount not less than ninety percent (90%) of the full replacement cost thereof and a waiver of co-insurance. Such policy shall also include coverage for landscape improvements and law and ordinance coverage in reasonable amounts.

(b)         Boiler and machinery insurance against loss or damage caused by machinery breakdown or explosion of boilers or pressure vessels to the extent applicable to the Hotel.

(c)         Business interruption insurance covering loss of profits and necessary continuing expenses, including Royalty Fees, Contributions and other amounts due to Hyatt and its Affiliates under or in connection with this Agreement, for interruptions caused by any occurrence covered by the insurance referred to in subsections (a) and (b) above and providing coverage for the actual loss sustained_

(d)         If the Hotel is located in whole or in part within an area identified by the Federal—Flood Management Agency, flood insurance in a reasonable amount for a hotel of this type in the geographic area, to include business interruption for lost profits, continuing expenses and Royalty Fees, Contributions and other amounts due to Hyatt and its Affiliates under or in connection with this Agreement.

(e)         If the Hotel is located in an "earthquake zone" as determined by the U.S. Geological Survey, earthquake insurance in a reasonable amount for a hotel of this type in the geographic area, to include business interruption for lost profits, continuing expenses, and Royalty Fees., Contributions and other amounts due to Hyatt and its Affiliates under or in connection with this Agreement.

(f)         If the Hotel is located in a "Tier 1 or Tier 2 named windstorm zone" as determined by Franchisee's insurance underwriters, named windstorm insurance in a reasonable amount for a hotel of this type in the geographic area, to include business interruption for loss of profits and continuing expenses, including Royalty Fees, Contributions and other amounts due to Hyatt and its Affiliates under or in connection with this Agreement.

(g)         If the Hotel is located in a "Tier 1 or Tier 2 terrorism zone" as determined by Franchisee's insurance underwriters, certified and non-certified terrorism insurance for the property, as long as it is not more than two (2) times Franchisee's "all-risk" property premium.

(2)         Workers' Compensation insurance in statutory amounts on all Hotel employees and Employer's Liability Insurance in amounts not less than One Million Dollars ($1,000,000) per accident/disease.

(3)         Commercial General Liability Insurance for any claims or losses arising or resulting from or pertaining to the Hotel or its operation, protecting Franchisee and Hyatt (and its Affiliates) with combined single limits of Two Million Dollars ($2,000,000) per each occurrence for bodily injury and property damage. lithe general liability coverages contain a general aggregate limit, such limit shall be not less than Two Million Dollars ($2,000,000), and it shall apply in total to the Hotel only by specific endorsement. Such insurance shall be on an occurrence policy form and include premises and operations, independent contractors, blanket contractual, products and completed operations, advertising injury, employees as additional insureds, broad form property damage, personal injury to include false arrest and molestation, incidental medical malpractice, severability of interests, innkeeper's and safe deposit box liability, and explosion, collapse and underground coverage during any construction.

(4)         Liquor Liability (if the Hotel distributes, sells, serves, or furnishes alcoholic beverages, subject to Section 4.8) for combined single limits of bodily injury and property damage of not less than Two Million Dollars ($2,000,000) each occurrence.

(5)         Business Auto Liability, including owned, non-owned and hired vehicles for combined single limits of bodily injury and property damage of not less than Two Million Dollars ($2,000,000) each occurrence.

(6)         Umbrella Excess Liability on a following form basis, primary and excess, per occurrence and in the aggregate, in amounts not less than: (i) Fifteen Million Dollars ($15,000,000), if the Hotel has less than seven (7) stories; (ii) Twenty Five Million Dollars ($25,000,000), if the Hotel has between seven (7) and eleven (11) stories; and (iii) One Hundred Million Dollars ($100,000,000), if the Hotel has twelve (12) stories or more. Hyatt may require Franchisee to increase the amount of coverage if, in Hyatt's judgment, such an increase is warranted.

(7)         Comprehensive crime insurance to include employee dishonesty coverage, loss inside the premises, loss outside the premises, money orders and counterfeit paper currency, depositor's forgery coverage and computer fraud.

(8)         Such other insurance as may be customarily carried by other hotel operators on hotels similar to the Hotel.

The liability policies referenced in Sections (3) through (6) above in this Article shall be endorsed to include certified and non-certified terrorism insurance in an amount not less than the limit(s) of each applicable policy.

Hyatt may periodically increase the amounts of coverage required under these insurance policies and/or require different or additional insurance coverage at any time to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards or other relevant changes in circumstances. All insurance must by endorsement specifically name Hyatt and any Affiliates that Hyatt periodically designates (and Hyatt's and those Hyatt-designated Affiliates' employees and agents) as additional insureds. Any deductibles or self-insured retentions that Franchisee maintains (excluding deductibles for high hazard risks in high hazard geological zones, such as earthquake, flood and named windstorm, which shall be as required by the insurance carrier) shall not exceed Twenty-Five Thousand Dollars ($25,000), or such higher amount as Hyatt (at its option) may approve in writing in advance. Franchisee must purchase each policy from an insurance company reasonably acceptable to Hyatt and licensed, authorized or registered to do business in the state where the Hotel is located. However, this licensing requirement shall not apply to those insurers providing Umbrella Excess Liability above Two Million Dollars ($2,000,000) under Subsection (6) above.

All required insurance must be specifically endorsed to provide that the coverages will be primary to any valid and collectible insurance available to any additional insureds and shall have a waiver of subrogation in favor of Hyatt. All policies must provide that they may not be canceled, non-renewed, or materially changed without at least thirty (30) days' prior written notice to Hyatt. Franchisee may satisfy its insurance obligations under blanket insurance policies that cover Franchisee's and its Affiliates' other properties so long as such blanket insurance fulfills the requirements in this Agreement.

Franchisee must deliver to Hyatt a certificate of insurance (or certified copy of such insurance policy if Hyatt requests) evidencing the coverages required above and setting forth the amount of any deductibles. Franchisee must deliver to Hyatt renewal certificates of insurance (or certified copies of such insurance policy if Hyatt requests) not less than ten (10) days prior to their respective inception dates. Franchisee's obligation to maintain insurance shall not relieve Franchisee of its obligations under Section 8.3.

If Franchisee fails for any reason to procure or maintain the insurance required by this Agreement, Hyatt shall have the right and authority (although without any obligation to do so) to immediately procure such insurance and to charge Franchisee the cost together with a reasonable fee for Hyatt's expenses.

ARTICLE X

CONDEMNATION AND DAMAGE

10.1      Condemnation.

10.1.1       Relocating the Hotel. Franchisee must immediately notify Hyatt of any proposed taking of any portion of the Hotel by eminent domain, condemnation or expropriation. If Hyatt agrees that all or a substantial portion of the Hotel is to be taken, condemned or expropriated, then, upon Franchisee's request, Hyatt may (but has no obligation to) allow Franchisee to relocate the Hotel to a new location within the Area of Protection that Franchisee selects (subject to Hyatt's approval) within four (4) months after the taking, condemnation or expropriation. If Franchisee develops a new Hyatt Place Hotel at a new location within the Area of Protection that Hyatt approves (a "Relocated Hotel"), and, if Franchisee opens that Relocated Hotel according to Hyatt's specifications and this Agreement's other terms and conditions (including the applicable provisions of Article II) within twenty-four (24) months after closing the Hotel, then the Relocated Hotel shall thereafter be deemed to be the Hotel franchised under this Agreement.

10.1.2        Termination Upon Condemnation. If a taking, condemnation or expropriation involving all or a substantial portion of the Hotel occurs, and if following such taking, condemnation or expropriation:

(a)             Hyatt elects not to allow Franchisee to develop a Relocated Hotel;

(b)             Franchisee promptly notifies Hyatt that Franchisee will not develop a Relocated Hotel; or

(c)             Franchisee and Hyatt do not agree to a new location for a Relocated Hotel within the four (4)-month period specified above, then either party may terminate this Agreement immediately upon written notice to the other. If this Agreement is terminated pursuant to this Section 10.1.2, and if Franchisee and its Owners sign Hyatt's then current form of termination agreement and a general release, in a form satisfactory to Hyatt, of any and all claims against Hyatt and its owners, Affiliates, officers, directors, employees and agents, then Franchisee shall not be required to pay liquidated damages pursuant to Section 16.5 at the time of termination. However, such termination agreement shall provide that if Franchisee or any of its Affiliates begins construction on a new select service hotel at any location within the Area of Protection at any time during the twenty-four (24) month period following the effective date of termination of this Agreement, then Franchisee or its

Owners must pay Hyatt liquidated damages equal to Four Thousand Dollars ($4,000) multiplied by the number of guest rooms in that new select service hotel. If Franchisee and its Owners fail to sign such termination agreement and general release within a reasonable time after Hyatt delivers them to Franchisee, then Franchisee must pay Hyatt liquidated damages pursuant to Section 16.5 at the time of termination, in addition to complying with its other post-termination obligations under this Agreement.

10.1.3        Termination for Failure to Develop Relocated Hotel. If Hyatt and Franchisee agree to a new location for a Relocated Hotel pursuant to Section 10.1.1 but Franchisee fails to develop and open the Relocated Hotel according to this Agreement's terms and conditions within twenty-four (24) months after the Hotel's closing, then Hyatt may terminate this Agreement immediately upon written notice to Franchisee and Franchisee must pay Hyatt liquidated damages pursuant to Section 16.5, in addition to complying with its other post-termination obligations under this Agreement.

10.2       Damage. If the Hotel is damaged by fire or other casualty, Franchisee must notify Hyatt immediately. If the cost to repair the damage is less than or equal to the Damage Threshold (defined below), or if the cost to repair the damage exceeds the Damage Threshold but Franchisee notifies Hyatt within a reasonable time after the casualty that it intends to repair the damage and operate the Hotel as a Hyatt Place Hotel, then Franchisee must repair the damage promptly according to the System Standards and this Agreement's other terms and conditions. The "Damage Threshold" means the greater of (a) sixty percent (60%) of the market value of the Hotel immediately prior to the time of fire or other casualty, or (b) the amount of insurance proceeds made available to Franchisee in connection with the fire or casualty. If the damage or repair requires Franchisee to close all or any portion of the Hotel, then Franchisee must commence reconstruction as soon as practicable (but in any event within four (4) months) after closing the Hotel and reopen for continuous business operations as a Hyatt Place Hotel as soon as practicable (but in any event within twenty-four (24) months) after closing the Hotel, but not without complying with this Agreement's other terms and conditions (including the applicable provisions of Article H).

If the cost to repair the damage from a fire or other casualty exceeds the Damage Threshold and Franchisee either fails to notify Hyatt within a reasonable time after the casualty that it intends to repair the damage and operate the Hotel as a Hyatt Place Hotel, or notifies Hyatt that Franchisee elects not to repair the damage and operate the Hotel as a Hyatt Place Hotel (including if Franchisee elects to repair the damage and re-open a hotel at the Site under a name other than "Hyatt Place"), then Hyatt may terminate this Agreement and Franchisee must pay Hyatt liquidated damages pursuant to Section 16.5. However, if a hotel is not reopened at the Site (either as a Hyatt Place Hotel or under any other brand) during the twenty-four (24)-month period after closing the Hotel, then the amount of liquidated damages payable pursuant to Section 16.5 shall not exceed the amount of any insurance proceeds that Franchisee receives. Franchisee must provide Hyatt such documentation as Hyatt may reasonably request to calculate the Damage Threshold and the insurance proceeds Franchisee receives in connection with any fire or other casualty.

10.3       Extension of Term. The Term will be extended for the period of time during which the Hotel is closed due to fire or other casualty. Franchisee need not make any payments of Royalty Fees or Contributions while the Hotel is closed by reason of condemnation or casualty unless Franchisee receives insurance proceeds compensating Franchisee for lost Gross Rooms Revenue during such period.

ARTICLE XI

PROPRIETARY RIGHTS

11.1         Ownership and Goodwill of Proprietary Marks, Copyrighted Materials, and Confidential Information. Hyatt's Affiliate has licensed the Proprietary Marks, Copyrighted Materials, and Confidential Information to Hyatt to use and sublicense in franchising, developing, and operating Hyatt Place Hotels. Franchisee's right to use the Proprietary Marks, Copyrighted Materials, and Confidential Information is derived only from this Agreement and is limited to Franchisee's operating the Hotel according to this Agreement and all System Standards that Hyatt prescribes during the Term. Franchisee's unauthorized use of the Proprietary Marks, Copyrighted Materials, or Confidential Information is a breach of this Agreement and infringes Hyatt's and its Affiliate's rights in them. Franchisee acknowledges and agrees that its use of the Proprietary Marks, Copyrighted Materials, and Confidential Information and arty goodwill established by that use are exclusively for Hyatt's and its Affiliate's benefit and that this Agreement does not confer any goodwill or other interests in the Proprietary Marks, Copyrighted Materials or Confidential Information upon Franchisee, other than the right to operate the Hotel under this Agreement Franchisee may not at any time during or after the Term contest or assist any other person or entity in contesting the validity, or Hyatt's and its Affiliate's ownership, of the Proprietary Marks, Copyrighted Materials, or Confidential Information.

11.2         Limitations on Franchisee's Use of Proprietary Marks. Franchisee agrees to use the Proprietary Marks as the Hotel's sole identification, except that Franchisee must identify itself as the Hotel's independent owner in the manner that Hyatt periodically specifies. Franchisee may not use any Proprietary Mark (a) as part of any corporate or legal business name; (b) with any prefix, suffix, or other modifying words, terms, designs, or symbols (other than logos Hyatt licenses to Franchisee); (c) in providing or selling any unauthorized services or products; (d) as part of any domain name, homepage, meta tags, keyword, electronic address, or otherwise in connection with a Website (unless Hyatt has approved such use in advance); or (e) in any other manner Hyatt has not expressly authorized in writing. If Hyatt discovers Franchisee's unauthorized use of the Proprietary Marks, in addition to Hyatt's other rights and remedies under this Agreement and applicable law, Hyatt may require Franchisee to destroy (with no reimbursement from Hyatt) all offending items reflecting such unauthorized use.

Franchisee may not use any Proprietary Mark in advertising the transfer, sale, or other disposition of the Hotel or an ownership interest in Franchisee or any of its Owners without Hyatt's prior written consent, which Hyatt will not unreasonably withhold. Franchisee agrees to display the Proprietary Marks prominently as Hyatt prescribes at the Hotel and on forms, advertising, supplies, and other materials Hyatt periodically designates. Franchisee agrees to give the notices of trade and service mark registrations that Hyatt specifies and to obtain any fictitious or assumed name registrations required under applicable law.

11.3         Notification of Infringements and Claims. Franchisee agrees to notify Hyatt immediately of any apparent infringement or challenge to Franchisee's use of any Proprietary Mark, Copyrighted Materials, or Confidential Information, or of any person's claim of any rights in any Proprietary Mark, Copyrighted Materials, or Confidential Information, and not to communicate with any person other than Hyatt, its Affiliates, and its and their attorneys, and Franchisee's attorneys, regarding any infringement, challenge, or claim. Hyatt and its Affiliates may take the action it and they deem appropriate (including no action) and control exclusively any Proceeding arising from any infringement, challenge, or claim or otherwise concerning any Proprietary Mark, Copyrighted Materials, or Confidential Information. Franchisee agrees to sign any documents and take any other reasonable actions that, in the opinion of Hyatt's and its Affiliates' attorneys, are necessary or advisable to protect and maintain Hyatt's and its Affiliates' interests in any Proceeding or otherwise to protect and maintain Hyatt's and its Affiliates' interests in the Proprietary Marks, Copyrighted Materials, and Confidential Information. Hyatt or its Affiliate will reimburse Franchisee's reasonable out-of-pocket costs for taking any requested action.

11.4          Discontinuing Use of Proprietary Marks. If it becomes advisable at any time for Hyatt and/or Franchisee to modify, discontinue using, and/or replace any Proprietary Mark and/or to use one or more additional, substitute, or replacement trade or service marks together with or in lieu of any previously-designated Proprietary Mark, Franchisee agrees to comply with Hyatt's directions within a reasonable time after receiving notice. Neither Hyatt nor its Affiliates will reimburse Franchisee for any costs or expenses incurred in connection with such directions, including expenses of changing the Hotel's signs, any loss of revenue due to any modified or discontinued Proprietary Mark, or Franchisee's expenses of promoting a modified or substitute trademark or service mark. Hyatt's rights in this Section 11.4 apply to any and all of the Proprietary Marks (and any portion of any Proprietary Mark) that this Agreement authorizes Franchisee to use. Hyatt may exercise these rights at any time and for any reason, business or otherwise, Hyatt thinks best. Franchisee acknowledges both Hyatt's right to take this action and Franchisee's obligation to comply with Hyatt's directions.

11.5          Confidential Information. Hyatt and its Affiliates possess (and will continue to develop and acquire) Confidential Information, some of which constitutes trade secrets under applicable law, relating to developing and operating Hyatt Place Hotels. Franchisee acknowledges and agrees that Franchisee will not acquire any interest in Confidential Information, other than the right to use certain Confidential Information as Hyatt specifies while operating the Hotel during the Term, and that Confidential Information is proprietary, includes Hyatt's and its Affiliate's trade secrets, and is disclosed to Franchisee only on the condition that Franchisee agrees, and Franchisee hereby does agree, that Franchisee: (a) will not use Confidential Information in any other business or capacity; (b) will keep confidential each item deemed to be a part of Confidential Information, both during and after the Term (afterward for as long as the item is not generally known in the hotel industry); (c) will not make unauthorized copies of any Confidential Information disclosed via electronic medium or in written or other tangible form; and (d) will adopt and implement reasonable procedures that Hyatt periodically specifies to prevent unauthorized use or disclosure of Confidential Information.

All information that Hyatt or its Affiliates obtain from Franchisee or any other source about the Hotel or its guests under this Agreement or any related agreement (including agreements relating to the CRS and other software systems that Hyatt or its Affiliates provide or require), or otherwise related to the Hotel, is part of Confidential Information and Hyatt's property. Franchisee acknowledges and agrees that Hyatt has the right, without prior notice to Franchisee, to access the Hotel's computer systems, including the property management system, and all guest and other data and information that Franchisee has processed or stored with, through, or otherwise in connection with such computer systems, and to use and allow others to use such data and information in any manner that Hyatt deems appropriate (subject to applicable law). However, Franchisee may at any time during and after the Term use, to the extent lawful and at Franchisee's own risk, any information and data stored in the Hotel's property management system database (subject to Section 4.10).

Confidential Information does not include information, knowledge, or know-how that Franchisee can demonstrate lawfully came to its attention before Hyatt or its Affiliate provided it to Franchisee directly or indirectly; that, at the time Hyatt or its Affiliate disclosed it to Franchisee, already had lawfully become generally known in the hotel industry through publication or communication by others (without violating an obligation to Hyatt or its Affiliate); or that, after Hyatt or its Affiliate disclose it to Franchisee, lawfully becomes generally known in the hotel industry through publication or communication by others (without violating an obligation to Hyatt or its Affiliate). However, if Hyatt includes any matter in Confidential Information, anyone who claims that it is not Confidential Information must prove that one of the exclusions provided in this paragraph is satisfied.

11.6          Innovations. All inventions, innovations and discoveries relating to a Hyatt Place Hotel (collectively, "Innovations"), whether or not protectable intellectual property and whether created by or for Franchisee, its Affiliates or contractors, or its or their employees, must be promptly disclosed to Hyatt and will be deemed to be Hyatt's sole and exclusive property, part of the Hotel System, and works made-for-hire for Hyatt. However, Franchisee may not use any Innovation in operating the Hotel or otherwise without Hyatt's prior written consent. If any Innovation does not qualify as a "work made-for-hire" for Hyatt, by this paragraph Franchisee assigns ownership of that Innovation, and all related rights to that Innovation, to Hyatt and agrees to take whatever action (including signing assignment or other documents) that Hyatt requests to evidence its ownership or to help Hyatt obtain intellectual property rights in the Innovation.

ARTICLE XI]

TRANSFER

12.1         Transfer by Hyatt. Franchisee represents that Franchisee has not signed this Agreement in reliance on any particular owner, director, officer, or employee remaining with Hyatt in that capacity. Hyatt may change its ownership or form and/or assign this Agreement and any other agreement to a third party without restriction. After Hyatt's assignment of this Agreement to a third party who expressly assumes the obligations under this Agreement, Hyatt no longer will have any performance or other obligations under this Agreement. Such an assignment shall constitute a release of Hyatt and a novation with respect to this Agreement, and the assignee shall be liable to Franchisee as if it had been an original party to this Agreement.

12.2          Transfer by Franchisee — Defined. Franchisee understands and acknowledges that the rights and duties this Agreement creates are personal to Franchisee and its Controlling Owners and that Hyatt has granted Franchisee the rights under this Agreement in reliance upon Hyatt's perceptions of Franchisee's and its Controlling Owners' collective character, skill, aptitude, attitude, business ability, and financial capacity. Accordingly, unless otherwise specified in this Article XII, neither this Agreement (or any interest in this Agreement), the Hotel or substantially all of its assets, nor any ownership interest in Franchisee or any Owner (if such Owner is a legal entity) may be transferred without complying with the terms and conditions applicable to such transfer in this Article XII. A transfer of the Hotel's ownership, possession, or control, or substantially all of its assets, may be made only with a transfer of this Agreement. Any transfer without complying with the terms and conditions applicable to such transfer in this Article XII, including Hyatt's approval (where such approval is required under this Agreement), is a breach of this Agreement.

In this Agreement, the term "transfer" includes a voluntary, involuntary, direct, or indirect assignment, sale, gift, or other disposition of any interest in this Agreement; Franchisee; the Hotel or substantially all of its assets; any of Franchisee's Owners (if such Owner is a legal entity); or any right to receive all or a portion of the Hotel's, Franchisee's, or any Owner's profits or losses or any capital appreciation relating to the Hotel, Franchisee or any Owner. An assignment, sale, gift, or other disposition includes the following events: (a) transfer of ownership of capital stock, a partnership or membership interest, or another form of ownership interest; (b) merger or consolidation or issuance of additional securities or other forms of ownership interest; (c) any sale of a security convertible to an ownership interest; (d) transfer in a divorce, insolvency, or entity dissolution proceeding or otherwise by operation of law; (e) transfer by will, declaration of or transfer in trust, or under the laws of intestate succession; or (f) pledge of or other grant of a security interest in this Agreement (to someone other than Hyatt), the Hotel or an ownership interest in Franchisee or one of its Owners as security, foreclosure upon the Hotel, or Franchisee's transfer, surrender, or loss of the Hotel's possession, control, or management.

12.3          Non-Control Transfers. If Franchisee (and each of its Owners) is substantially complying with this Agreement, then, subject to the other provisions of this Article XII, Franchisee and/or any of its Owners may consummate any Non-Control Transfers, without seeking or receiving Hyatt's consent, if:

(a)         neither the proposed transferee nor any of its direct and indirect owners (if the transferee is a legal entity) is a Brand Owner;

(b)         Franchisee notifies Hyatt at least ten (10) days before the transfer's effective date; and

(c)         such transfer does not, whether in one transaction or a series of related transactions (regardless of the time period over which these transfers take place), result in the transfer or creation of a direct or indirect Controlling Ownership Interest in Franchisee.

12.4          Control Transfers. Franchisee must notify Hyatt in writing at least ten (10) days in advance of Franchisee's listing the Hotel for sale and promptly send Hyatt all information that Hyatt reasonably requests regarding any proposed sale. In connection with any proposed Control Transfer, Franchisee must submit to Hyatt, on behalf of the proposed transferee, a complete application for a new franchise agreement (the "Change of Ownership Application"), accompanied by payment of Hyatt's then current application fee (although no such fee is due if the transfer is to the spouse, child, parent, or sibling of the Owner(s) or from one Owner to another). If Hyatt does not approve the Change of Ownership Application and consent to the proposed Control Transfer, Hyatt will refund any application fee paid, less Seven Thousand Five Hundred Dollars ($7,500) for processing costs. Hyatt will process the Change of Ownership Application according to this Section 12.4 and its then current procedures, including review of criteria and requirements regarding upgrading the Hotel, credit, background investigations, operations ability and capacity, prior business dealings, market feasibility, guarantees, and other factors concerning the proposed transferee(s) (and, if applicable, its direct and indirect owner(s)) that Hyatt deems relevant. Hyatt has sixty (60) days from its receipt of the completed and signed Change of Ownership Application to consent or withhold its consent to the proposed Control Transfer.

If Franchisee (and each of its Owners) is substantially complying with this Agreement, then, subject to the other provisions of this Article XII, Hyatt will approve a Control Transfer if all of the following conditions are met before or concurrently with the effective date of the Control Transfer:

(a)         the transferee and each of its direct and indirect owners (if the transferee is a legal entity) has, in Hyatt's judgment, the necessary business experience, aptitude, and financial resources to operate the Hotel and meets Hyatt's then applicable standards for Hyatt Place Hotel franchisees;

(b)         Franchisee has paid all Royalty Fees, Contributions, and other amounts owed to Hyatt, its Affiliates, and third party vendors, has submitted all required reports and statements, and has not violated any provision of this Agreement or any other agreement with Hyatt or its Affiliate, in each case during both the sixty (60)-day period before Franchisee requested Hyatt's consent to the transfer and the period between Franchisee's request and the effective date of the transfer;

(c)         the transferee's general manager and other Hotel management personnel that Hyatt specifies, if different from Franchisee's general manager and Hotel management personnel, satisfactorily complete Hyatt's required training programs;

(d)         the transferee and its owners shall (if the transfer is of this Agreement), or Franchisee and its Owners shall (if the transfer is of a Controlling Ownership Interest in Franchisee or one of its Controlling Owners), sign Hyatt's then current form of franchise agreement and related documents (including guarantees and assumptions of obligations), any and all of the provisions of which may differ materially from any and all of those contained in this Agreement, including the Royalty Fee and Contributions, and the term of which franchise agreement will be equal to the remaining unexpired portion of the Term;

(e)         Franchisee (and its transferring Owners) sign Hyatt's then current form of termination agreement and a general release, in a form satisfactory to Hyatt, of any and all claims against Hyatt and its owners, Affiliates, officers, directors, employees, agents, successors and assigns;

(f)          Hyatt has determined that the purchase price and payment terms will not adversely affect the transferee's operation of the Hotel;

      Franchisee signs all documents Hyatt requests evidencing its agreement to remain liable or assume liability for all obligations to Hyatt and its Affiliates existing before the effective date of the transfer; and

(h)         Franchisee (if Franchisee will no longer operate the Hotel) and its transferring Owners will not directly or indirectly at any time or in any manner identify itself or themselves in any business as a current or former Hyatt Place Hotel or as one of Hyatt's franchisees; use any Proprietary Mark, any colorable imitation of a Proprietary Mark, or other indicia of a Hyatt Place Hotel in any manner or for any purpose; or utilize for any purpose any trade name, trade or service mark, or other commercial symbol that suggests or indicates a connection or association with Hyatt or its Affiliates.

Hyatt may review all information regarding the Hotel that Franchisee gives the proposed transferee, correct any information that Hyatt believes is inaccurate, and give the transferee copies of any reports that Franchisee has given Hyatt or Hyatt has made regarding the Hotel.

12.5          Permitted Transfers. Notwithstanding Section 12.4:

(a)         Franchisee may mortgage the Hotel (but not this Agreement) to a Lender without having to obtain Hyatt's prior approval and without complying with the other terms and conditions of Section 12.4, provided the Lender signs Hyatt's form of comfort letter pursuant to Section 2.5; and

(b)         any Owner who is an individual may, without Hyatt's prior written consent and without complying with the other terms and conditions of Section 12.4, transfer his or her interest in Franchisee (or Franchisee's Owner) to a trust or other entity that he or she establishes for estate planning purposes, as long as he or she is a trustee of, or otherwise controls the exercise of the rights in Franchisee (or Franchisee's Owner) held by, the trust or other entity, continues to comply with and ensures the trust's or other entity's compliance with the applicable provisions of this Agreement (if such Owner is a Guarantor), and notifies Hyatt in writing of the transfer at least ten (10) days prior to its anticipated effective date. Dissolution of or transfers from any trust or other entity described in this Section 12.5(b) are subject to all applicable terms and conditions of Section 12.3 or 12.4.

12.6          Transfers of Equity Interest Upon Death. Upon the death or mental incompetency of a person with a Controlling Ownership Interest in Franchisee or one of its Controlling Owners, that person's executor, administrator, or personal representative ("Representative") must, within three (3) months after the date of death or mental incompetency, transfer the Owner's interest in Franchisee or the Controlling Owner to a third party, subject to Hyatt's approval and the conditions set forth in Section 12.4. In the case of a transfer by devise or inheritance, if the heirs or beneficiaries cannot meet the conditions of Section 12.4 within this three (3)-month period, the Representative will have six (.6) months from the date of death or mental incompetency to dispose of the interest, subject to Hyatt's approval and the conditions set forth in Section 12.4. Hyatt may terminate this Agreement if this required transfer fails to occur within the required timeframe.

12,7          Registration of a Proposed Transfer of Equity Interests. Subject to this Agreement's other provisions, ownership interests in Franchisee or a Controlling Owner may be offered to the public only with Hyatt's prior written consent. All materials required by federal or state law for the sale of any interest in Franchisee or its Affiliates, including any materials to be used in an offering exempt from registration under federal or state securities laws, must be submitted to Hyatt for review before their distribution to prospective investors or filing with any government agency. No such offering may imply or state (by use of the Proprietary Marks or otherwise) that Hyatt is participating as an underwriter, issuer, or Franchisee's representative, suggest that Hyatt endorses Franchisee's offering or agrees with any financial projections, or otherwise contain any information about Hyatt, this Agreement, Hyatt's relationship with Franchisee or the Hotel System that Hyatt disapproves. Hyatt's review and approval of the materials will not in any way be Hyatt's endorsement of the offering or representation that Franchisee has complied or is complying with applicable laws. Hyatt's approval will mean only that Hyatt believes the references in the offering materials to Hyatt, this Agreement, Hyatt's relationship with Franchisee and the Hotel System, and the use in the offering materials of the Proprietary Marks, are acceptable to Hyatt. Franchisee must pay Hyatt a non-refundable fee equal to Five Thousand Dollars ($5,000) to review each proposed offering. Hyatt may require changes to Franchisee's offering materials for the purposes specified above and has the right to request and receive a full indemnification from all participants in the offering before issuing Hyatt's consent.

12.8          Non-Waiver of Claims. Hyatt's consent to a transfer is not a representation of the fairness of the terms of any contract between Franchisee (or its Owners) and the transferee, a guarantee of the Hotel's or transferee's prospects of success, or a waiver of any claims Hyatt has against Franchisee (or its Owners) or of Hyatt's right to demand the transferee's full compliance with this Agreement.

ARTICLE XIII

SUCCESSOR FRANCHISE

13.1          Right to a Successor Franchise Agreement. When this Agreement expires:

(a)         if Franchisee (and each Guarantor) has substantially complied with this Agreement during its Term;

(b)         if Franchisee and its Owners then meet Hyatt's then applicable standards for franchisees and owners of franchisees of Hyatt Place Hotels;

(c)         if Franchisee received passing Quality Assurance Scores (as defined in the Manual) on all evaluations conducted during the preceding three (3)-year period;

(d)         if Franchisee (and each Guarantor) is, both on the date Franchisee gives Hyatt written notice of Franchisee's election to exercise the Successor Franchise Right (as defined below) and on the date on which the term of the successor franchise commences, in full compliance with this Agreement, including all System Standards; and

(e)         provided that (i) Franchisee maintains possession of and agrees (regardless of cost) to renovate, remodel, and/or expand the Hotel (which may include structural alterations), add or replace improvements and FF&E, and otherwise modify the Hotel as Hyatt requires to comply with the Hotel System and System Standards then applicable for new similarly situated Hyatt Place Hotels (subject to Reasonable Deviations), or (ii) at Franchisee's option, Franchisee secures a substitute site that Hyatt approves and constructs and develops that site according to the Hotel System and System Standards then applicable for new similarly situated Hyatt Place Hotels (subject to Reasonable Deviations),

Hyatt will offer Franchisee the right to enter into a successor franchise agreement to operate the Hotel as a Hyatt Place Hotel for a term commencing immediately upon the expiration of this Agreement and expiring ten (10) years from that date (the "Successor Franchise Right") in accordance with Section 13.3. If Franchisee (and each Guarantor) is not, both on the date Franchisee gives Hyatt written notice of Franchisee's election to exercise the Successor Franchise Right and on the date on which the term of the successor franchise agreement is scheduled to commence, in full compliance with this Agreement, including all System Standards, Franchisee acknowledges that Hyatt need not enter into a successor franchise agreement with Franchisee, whether or not Hyatt had, or chose to exercise, the right to terminate this Agreement during its Term.

13.2         Grant of a Successor Franchise. Franchisee agrees to give Hyatt written notice of Franchisee's election to exercise the Successor Franchise Right no more than twenty-one (21) months, and no less than eighteen (18) months, before this Agreement expires. Simultaneously with submitting its notice to exercise the Successor Franchise Right, Franchisee shall pay Hyatt its then current PIP fee, which is non-refundable. Hyatt agrees to give Franchisee written notice ("Hyatt's Notice"), not more than ninety (90) days after Hyatt receives Franchisee's notice, of Hyatt's decision:

(a)         to enter into a successor franchise agreement with Franchisee (subject to the other terms and conditions of this Article XIII);

(b)         to enter into a successor franchise agreement with Franchisee on the condition that Franchisee corrects existing deficiencies of the Hotel or in Franchisee's operation of the Hotel (subject to the other terms and conditions of this Article )C111); or

(c)         not to enter into a successor franchise agreement with Franchisee based on Hyatt's determination that Franchisee and its Guarantors have not satisfied any one or more of the conditions in Section 13.1. If applicable, Hyatt's Notice will:

(i)         describe the renovation, remodeling, expansion, improvements, and/or modifications required to bring the Hotel into compliance with the Hotel System and System Standards then applicable for similarly situated new Hyatt Place Hotels (subject to Reasonable Deviations), which must be completed to Hyatt's satisfaction at least three (3) months before the Term expires; and

(ii)        state the actions Franchisee must take to correct operating deficiencies and the time period in which Franchisee must correct these deficiencies.

If Hyatt elects not to enter into a successor franchise agreement with Franchisee, Hyatt's Notice will describe the reasons for its decision. If Hyatt elects to enter into a successor franchise agreement with Franchisee, Franchisee's effective exercise of the Successor Franchise Right is subject to Franchisee's full compliance with all of the teens and conditions of this Agreement through the date of its expiration, in addition to Franchisee's compliance with the obligations described in Hyatt's Notice.

If Hyatt's Notice states that Franchisee must cure certain deficiencies of the Hotel or its operation as a condition to Hyatt's entering into a successor franchise agreement with Franchisee, Hyatt will give Franchisee written notice of Hyatt's decision not to enter into a successor franchise agreement with Franchisee, based upon Franchisee's failure to cure those deficiencies, at least ninety (90) days before this Agreement expires. However, Hyatt need not give Franchisee this ninety (90) days' notice if Hyatt decides not to enter into a successor franchise agreement with Franchisee due to Franchisee's breach of this Agreement during the ninety (90)-day period before it expires. If Hyatt fails to give Franchisee:

(I)          notice of deficiencies in the Hotel, or in Franchisee's operation of the Hotel, within ninety (90) days after Hyatt receives Franchisee's timely election to exercise the Successor Franchise Right (if Hyatt elects to enter into a successor franchise agreement with Franchisee under subparagraphs (b) and (ii) above); or

(2)         notice of Hyatt's decision not to enter into a successor franchise agreement with Franchisee at least ninety (90) days before this Agreement expires, if this notice is required, Hyatt may unilaterally extend the Term for the time period necessary to give Franchisee either reasonable time to correct deficiencies or the ninety (90) days' notice of Hyatt's refusal to grant a successor franchise. If Franchisee fails to notify Hyatt of Franchisee's election to enter into a successor franchise agreement within the prescribed time period, Hyatt will deem this to be Franchisee's decision not to exercise the Successor Franchise Right or enter into a successor franchise agreement with Hyatt.

13.3       Agreements/Releases. If Franchisee satisfies all of the other conditions for a successor franchise agreement, Franchisee and its Owners (as applicable) agree to sign the form of franchise agreement and any ancillary agreements Hyatt then customarily uses in punting franchises for Hyatt Place Hotels (modified as necessary to reflect the fact that it is for a successor franchise and that there will be no further renewal or successor franchise rights), which may contain provisions that differ materially from any and all of those contained in this Agreement, except that Hyatt will not charge a successor franchise fee. Franchisee and its Owners further agree to sign general releases, in a form satisfactory to Hyatt, of any and all claims against Hyatt and its owners, Affiliates, officers, directors, employees, agents, successors, and assigns. Hyatt will consider Franchisee's or its Owners' failure to sign these agreements and releases and to deliver them to Hyatt for acceptance and execution within thirty (30) days after their delivery to Franchisee to be an election not to enter into a successor franchise agreement.

ARTICLE XIV

DISPUTE RESOLUTION

14.1           Arbitration. All controversies, disputes, or claims between Hyatt (and/or its

Affiliates and its and their respective owners, officers, directors, agents, and/or employees), on the one hand, and Franchisee (and/or its Affiliates and Guarantors and its and their respective owners, officers, directors, agents and/or employees), on the other hand, arising out of or related to:

(a)         this Agreement or any other agreement between Franchisee and Hyatt or any of its Affiliates;

(b)         Hyatt's (or any of its Affiliates') relationship with Franchisee;

(c)         the scope or validity of this Agreement or any other agreement between Franchisee and Hyatt or any of its Affiliates, or any provision of any of those agreements (including the validity and scope of the arbitration obligation under this Section 14.1, which Hyatt and Franchisee acknowledge is to be determined by an arbitrator, not a court); or

(d)         any aspect of the Hotel System or any System Standard must be submitted for binding arbitration to the American Arbitration Association (the "AAA"). The arbitration proceedings will be conducted by one (1) arbitrator and, except as this Section 14.1 otherwise provides, according to the AAA's then current commercial arbitration rules. The arbitrator must be a licensed attorney, have hotel industry experience, and be listed on the AAA's National Roster of Neutrals (or such other equivalent replacement roster of experienced arbitrators that the AAA designates). All proceedings will be conducted at a suitable location chosen by the arbitrator that is within ten (10) miles of Hyatt's then current principal business address. All matters relating to arbitration will be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.) and not by any state arbitration law.

The arbitrator has the right to award any relief that he or she deems proper, including money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, and attorneys' fees and costs, provided that the arbitrator may not declare any Proprietary Mark generic or otherwise invalid or, except as expressly provided in Section 14.5 below, award any punitive, exemplary, or treble or other forms of multiple damages against either party (Hyatt and Franchisee hereby waiving to the fullest extent permitted by law, except as expressly provided in Section 14.5 below, any right to or claim for any punitive, exemplary, and treble and other forms of multiple damages against the other). The award of the arbitrator shall be conclusive and binding upon all parties hereto and judgment upon the award may be entered in any court of competent jurisdiction.

Hyatt and Franchisee agree to be bound by the provisions of any limitation on the period of time in which claims must be brought under applicable law or this Agreement, whichever expires earlier. Hyatt and Franchisee fitrther agree that, in any arbitration proceeding, each must submit or file any claim that would constitute a compulsory counterclaim (as defined by the Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any claim that is not submitted or filed as required is forever barred. The arbitrator may not consider any settlement discussions or offers that might have been made by either Franchisee or Hyatt.

Hyatt and Franchisee agree that arbitration will be conducted on an individual, not a class-wide, basis; that only Hyatt (and/or its Affiliates and its and their respective owners, officers, directors, agents, and/or employees, as applicable) and Franchisee (and/or its Guarantors and Affiliates and its and their respective owners, officers, directors, agents and/or employees, as applicable) may be the parties to any arbitration proceedings described in this Section 14.1; and that an arbitration proceeding between Hyatt (and/or its Affiliates and its and their respective owners, officers, directors, agents, and/or employees) and Franchisee (and/or its Guarantors and Affiliates and its and their respective owners, officers, directors, agents and/or employees) may not be consolidated with any other arbitration proceeding between Hyatt and any other person. Notwithstanding the foregoing or anything to the contrary in this Section 14.1 or Section. 18.2, if any court or arbitrator determines that all or any part of the preceding sentence is unenforceable with respect to a dispute that otherwise would be subject to arbitration under this Section 14.1, then all parties agree that this arbitration clause shall not apply to that dispute and that such dispute shall be resolved in a judicial proceeding in accordance with this Article XIV (excluding this Section 14.1).

Despite Hyatt's and Franchisee's agreement to arbitrate, Hyatt and Franchisee each have the right in a proper case to seek temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that Hyatt and Franchisee must contemporaneously submit the dispute for arbitration on the merits as provided in this Article XIV. The provisions of this Section 14.1 are intended to benefit and bind certain third party non-signatories and will continue in full force and effect subsequent to and notwithstanding this Agreement's expiration or termination.

14.2         Governing Law. All matters relating to arbitration will be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.). Except to the extent governed by the Federal Arbitration Act, the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 et seq.) or other federal law, this Agreement, the franchise, and all claims arising from the relationship between Hyatt (and/or any of its Affiliates) and Franchisee will be governed by the laws of the State of Illinois, without regard to its conflict of laws rules, except that any Illinois law regulating the offer or sale of franchises, business opportunities, or similar interests, or governing the relationship between a franchisor and a franchisee or any similar relationship, will not apply unless its jurisdictional requirements are met independently without reference to this Section 14.1

14.3         Consent to Jurisdiction. Subject to the parties' arbitration obligations and the provisions below, Franchisee and its Owners agree that all actions arising under this Agreement or otherwise as a result of the relationship between Franchisee and Hyatt (and/or any of its Affiliates) must be commenced in the state or federal court of general jurisdiction closest to Hyatt's then current principal business address, and Franchisee (and each Owner) irrevocably submits to the jurisdiction of those courts and waives any objection Franchisee (or the Owner) might have to either the jurisdiction of or venue in those courts. Nonetheless, Franchisee and its Owners agree that Hyatt may enforce this Agreement and any arbitration orders and awards in the courts of the state or states in which Franchisee (or any of its Owners) is domiciled or the Hotel is located.

14.4          Attorneys' Fees. If either party initiates a formal legal proceeding under or relating to this Agreement, the non-prevailing party in that proceeding (as determined by the judge or arbitrator, as applicable) must reimburse the prevailing party for all of the prevailing party's costs and expenses that it incurs, including reasonable accounting, attorneys', arbitrators', and related fees.

14.5          Waiver Of Punitive Damages And Jury Trial. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS UNDER SECTIONS 8.3 AND 8.4, AND EXCEPT FOR PUNITIVE, EXEMPLARY, AND TREBLE AND OTHER FORMS OF MULTIPLE DAMAGES AVAILABLE TO EITHER PARTY UNDER FEDERAL LAW, HYATT AND FRANCHISEE (AND FRANCHISEE'S OWNERS) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE, EXEMPLARY, AND TREBLE AND OTHER FORMS OF MULTIPLE DAMAGES AGAINST THE OTHER AND AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN HYATT AND FRANCHISEE (AND/OR FRANCHISEE'S OWNERS), THE PARTY MAKING A CLAIM WILL BE LIMITED TO EQUITABLE RELIEF AND TO RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.

SUBJECT TO THE PARTIES' ARBITRATION OBLIGATIONS, HYATT AND FRANCHISEE (AND FRANCHISEE'S OWNERS) IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER HYATT OR FRANCHISEE.

14.6          Limitations of Claims. EXCEPT FOR CLAIMS ARISING FROM FRANCHISEE'S NON-PAYMENT OR UNDERPAYMENT OF AMOUNTS FRANCHISEE OWES HYATT OR ANY OF ITS AFFILIATES, ANY AND ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR HYATT'S (OR ANY OF ITS AFFILIATES') RELATIONSHIP WITH FRANCHISEE WILL BE BARRED UNLESS A LEGAL PROCEEDING (IN THE REQUIRED OR PERMITTED FORUM) IS COMMENCED WITHIN EIGHTEEN (18) MONTHS FROM THE DATE ON WHICH THE PARTY ASSERTING THE CLAIM. KNEW OR SHOULD HAVE KNOWN OF THE FACTS GIVING RISE TO THE CLAIMS.

ARTICLE XV

DEFAULT AND TERMINATION

15.1         Termination by Hyatt After Opportunity to Cure. Hyatt has the right to terminate this Agreement, effective on the date stated in Hyatt's written notice (or the earliest date permitted by applicable law), if:

(a)         Franchisee fails to pay Hyatt or any of its Affiliates any fees or other amounts due under this Agreement or any other agreement between Franchisee and Hyatt or any of its Affiliates and does not cure that default within ten (10) days after delivery of Hyatt's written notice of default to Franchisee;

(b)         Franchisee fails to pay when due any financial obligation to a Provider and does not cure that default within thirty (30) days after delivery of Hyatt's written notice of default to Franchisee;

(c)         Franchisee fails to begin or continue the construction or renovation of the Hotel in accordance with the timeline set forth in Article II, or fails to open the Hotel on or before the Opening Deadline (as extended pursuant to Section 2.3.1, if applicable), and does not cure that default within thirty (30) days after delivery of Hyatt's written notice of default to Franchisee;

(d)         Franchisee fails to comply with any other provision of this Agreement, the Manual, any aspect of the Hotel System or any System Standard and does not cure that default within thirty (30) days after delivery of Hyatt's written notice of default to Franchisee;

(e)         Franchisee fails to comply with any other agreement with Hyatt or its Affiliates relating to the Hotel and does not cure that default within thirty (30) days (or such shorter time period that the other agreement specifies for curing that default) after delivery of Hyatt's written notice of default to Franchisee;

(f)          Franchisee fails to send Hyatt a copy of the recorded deed, an executed lease for at least the Term, or other evidence satisfactory to Hyatt of Franchisee's right to control the Hotel's premises before Franchisee begins construction or any material renovation of the Hotel or within ten (10) days after Hyatt's request for such information or materials;

(g)         Franchisee does not buy, maintain, or send Hyatt evidence of required insurance coverage and does not cure that default within ten (10) days after delivery of Hyatt's written notice of default to Franchisee;

(h)         Franchisee fails to pay when due any federal or state income, service, sales, or other taxes due on the Hotel's operation and does not cure that default within thirty (30) days after delivery of Hyatt's written notice of default to Franchisee, unless Franchisee is in good faith contesting its liability for those taxes or has received an extension from the applicable government agency of the time within which to make such payments;

(i)          Franchisee fails to provide the financial statements and other documents described in Section 7.2.2 when due and does not cure that default within thirty (30) days after Hyatt delivers written notice of the default to Franchisee; or

(i)          Franchisee fails to ensure that at least one Guarantor satisfies the Guarantor Net Worth Threshold and does not cure that default (by providing the financial statements and other documents described in Section 7.2.2 demonstrating that at least one Guarantor then satisfies the Guarantor Net Worth Threshold) within sixty (60) days after Hyatt delivers written notice of the default to Franchisee.

15.2          Termination by Hyatt Without Opportunity to Cure. Hyatt may terminate this Agreement immediately, without giving Franchisee an opportunity to cure the default, effective upon delivery of written notice to Franchisee (or such later date as required by law), if:

(a)         Franchisee or any Guarantor admits its inability to pay its debts as they become due or makes a general assignment for the benefit of creditors; suffers an action to dissolve or liquidate Franchisee or any Guarantor; commences or consents to any case, proceeding, or action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; suffers an appointment of a receiver, trustee, custodian, or other official for any portion of its property or the Hotel; takes any corporate or other action to authorize any of the actions set forth above in this Section 15.2(a); has any case, proceeding, or other action commenced against it as debtor seeking an order for relief, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other official for it or any portion of its property or the Hotel, and such case, proceeding, or other action results in an order for relief against it that is not fully stayed within seven (7) business days after being entered or remains un-dismissed for forty-five (45) days; has an attachment of Fifty Thousand Dollars ($50,000) or more on all or any part of the Hotel or any of its assets that remains for at least ninety (90) days; or fails, within sixty (60) days after the entry of a final judgment against it in any amount exceeding One Hundred Thousand Dollars ($100,000), to discharge, vacate, or reverse the judgment, to stay its execution, or, if appealed, to discharge the judgment within thirty (30) days after a final adverse decision in the appeal;

(b)         Franchisee ceases constructing and/or operating the Hotel at the Site under the Proprietary Marks, or loses possession or the right to possess all or a significant part of the Hotel, for any reason except as otherwise provided in this Agreement;

(e)         Franchisee or any of its Affiliates contests in any court or other Proceeding all or any portion of Hyatt's or its Affiliate's ownership of the Hotel System or the validity of any Proprietary Mark, Copyrighted Materials, or Confidential Information, or registers or attempts to register any Proprietary Mark or a derivative thereof;

(d)         Franchisee (or any of its Owners) makes a transfer in violation of Article XII;

(e)         Franchisee fails to identify the Hotel to the public as a Hyatt Place Hotel or discontinues operating the Hotel as a Hyatt Place Hotel, and it is not unreasonable for Hyatt under the facts and circumstances to conclude that Franchisee does not intend to continue to operate the Hotel under the Proprietary Marks;

(f)          Franchisee or any of its Owners or Guarantors is, or is discovered to have been, convicted of a felony or enters or is discovered to have entered a plea of no contest to a felony;

(g)         Franchisee or any of its Owners or Guarantors commits any action or any other offense likely in Hyatt's reasonable opinion to reflect materially adversely upon Hyatt, the Hotel System, or the Proprietary Marks, including any violation of laws or regulations relating to discrimination, equal employment, or equal opportunity;

(h)         Franchisee knowingly maintains false books and records of account or knowingly submits false or misleading reports or information to Hyatt, including any information Franchisee provides or fails to provide on its franchise application;

(i)          Franchisee (or any of its Owners) knowingly makes any unauthorized use or disclosure of any part of the Manual or any other Confidential Information;

Hyatt determines that a serious threat or danger to public health or safety results from the construction, maintenance, or operation of the Hotel, such that an immediate shutdown of the Hotel or construction site is necessary to avoid a substantial liability or loss of goodwill to the Hotel System;

(k)         Hyatt exercises its right to terminate this Agreement pursuant to Section 10.1 or 10.2;

(1)         Franchisee violates any law, ordinance, or regulation and does not begin to cure the violation immediately after receiving notice from Hyatt or any other party and to complete the cure as soon as is reasonably practicable or within the timeframe allowed by law, whichever is shorter;

(m)        Franchisee (1) fails on three (3) or more separate occasions within any twelve (12) consecutive month period to comply with this Agreement, whether the failures relate to the same or different obligations under this Agreement and whether or not Franchisee corrects the failures after Hyatt's delivery of notice to Franchisee; or (2) fails on two (2) or more separate occasions within any six (6) consecutive month period to comply with the same obligation under this Agreement, whether or not Franchisee corrects the failures after Hyatt's delivery of notice to Franchisee; or

(n)         Franchisee's or any of its Owners' assets, property, or interests are blocked under any Anti-Terrorism Law, or Franchisee or any of its Owners otherwise violate any Anti-Terrorism Law.

15.3         Suspension of Rights and Services. Franchisee acknowledges that, upon Franchisee's failure to remedy any default specified in any written notice issued to Franchisee under Section 15.1 (following any cure period specified for such default in Section 15.1) or Section 15.2, Hyatt has the right, until Franchisee remedies such default to Hyatt's satisfaction, to (a) suspend Franchisee's right to use, and Franchisee's access to, the CRS, the GDS and ADS, and any advertising materials and programs that Hyatt makes available; (b) remove the Hotel from Hyatt's advertising publications and programs and/or the National Directory; (c) suspend or terminate any temporary or other fee reductions to which Hyatt might have agreed in this Agreement or any amendments) to this Agreement; and/or (d) refuse to provide any operational support that this Agreement otherwise requires, including other information technology and network services. If Hyatt suspends Franchisee from the CRS, Hyatt has the right to divert reservations previously made for the Hotel to other Hyatt Place Hotels or Hyatt-affiliated hotels. Hyatt will exercise its right to suspend Franchisee's rights only after Franchisee's cure period (if any) under the written notice of default has expired. Hyatt's exercise of this right will not constitute an actual or constructive termination of this Agreement nor be Hyatt's sole and exclusive remedy for Franchisee's default. If Hyatt exercises its right not to terminate this Agreement but to implement any remedies in this Section 15.3, Hyatt may at any time after the appropriate cure period under the written notice has lapsed (if any) terminate this Agreement without giving Franchisee any additional corrective or cure period. During any suspension period, Franchisee must continue to pay all fees and other amounts due under, and otherwise comply with, this Agreement and all related agreements. Hyatt's election to suspend Franchisee's rights as provided above will not be a waiver by Hyatt of any breach of this Agreement. If Hyatt rescinds any suspension of Franchisee's rights, Franchisee will not be entitled to any compensation, including repayment, reimbursement, refunds, or offsets, for any fees, charges, expenses, or losses Franchisee might have incurred due to Hyatt's exercise of any suspension right provided above.

15.4         General Provisions Concerning Default and Termination. In any arbitration or other proceeding in which the validity of Hyatt's or Franchisee's termination of this Agreement or Hyatt's refusal to enter into a successor franchise agreement is contested, Hyatt and Franchisee may cite and rely upon all of the other's (and any Guarantor's) defaults or violations of this Agreement, not only the defaults or violations referenced in any written notice. No notice of termination or refusal to enter into a successor franchise agreement will relieve either Hyatt or Franchisee of its obligations that survive termination of this Agreement, including its de-identification, indemnification, and liquidated damages payment obligations. Franchisee agrees that Hyatt has the right and authority (but not the obligation) to notify Franchisee's Lender and any or all of Franchisee's Owners, creditors and/or suppliers if Franchisee is in default under, or Hyatt has terminated, this Agreement.

ARTICLE XVI

RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION

16.1         De-Identification. Beginning on the date upon which this Agreement terminates or expires, Franchisee must immediately cease using the Hotel System and begin to de-identify the Hotel by taking whatever action Hyatt deems necessary to ensure that the Hotel no longer is identified as a Hyatt Place Hotel. Franchisee agrees to take the following steps, among other actions that Hyatt then specifies, to de-identify the Hotel:

(a)         return to Hyatt the Manual, all other Copyrighted Materials, and all materials containing Confidential Information or bearing any of the Proprietary Marks, and cease using all such items;

(b)         remove all structures and items identifying the Hotel System, including all elements of the trade dress (for example, the edge design on the Hotel's roof line) and other distinctive features, devices, and/or items associated with the Hotel System, such as (for example) FF&E that is uniquely identified with a Hyatt Place Hotel and/or other Hyatt-affiliated hotels, interior signage, lobby signage, door identifier signage, directional signage, phone face plates, memo pads, pens, cups, glasses, signage on the back of guest room doors, and all other signage bearing one or more of the Proprietary Marks. With respect to the Hotel's exterior signage, Franchisee must (i) immediately schedule the permanent removal of all exterior signage bearing any of the Proprietary Marks and give Hyatt written evidence of that schedule, (ii) immediately cover all exterior signage in a professional manner, and (iii) permanently remove ail exterior signage within thirty (30) days after this Agreement expires or terminates. In addition, Franchisee must make at its expense such specific additional changes that Hyatt reasonably requests to de-identify the Hotel;

(c)         change the Hotel's telephone listing and immediately stop answering the telephone in any way that would lead a current or prospective customer, vendor, or other person to believe that the Hotel still is associated with the Hotel System or Hyatt;

(d)         stop all uses of the Proprietary Marks on any Franchisee Organization Website and require all third party Websites to remove any references that directly or indirectly associate the Hotel with the Proprietary Marks;

(e)         cancel all fictitious, assumed, or other business name registrations relating to Franchisee's use of the Proprietary Marks; and

(f)          permit Hyatt's representatives to enter the Hotel on no less than twenty- four (24) hours' prior notice to conduct inspections on a periodic basis until de-identification is completed to Hyatt's satisfaction.

Beginning on the date upon which this Agreement terminates or expires and continuing until de-identification is completed to Hyatt's satisfaction, Franchisee must maintain a conspicuous sign at the registration desk in a form that Hyatt specifies stating that the Hotel no longer is associated with the Hotel System. Franchisee and its Affiliates may not, without

Hyatt's permission, represent to Hotel customers, prospective customers or the public that the Hotel is or was a Hyatt Place Hotel, or otherwise hold itself out to the public as a former franchisee of Hyatt's or as the former operator of a Hyatt Place Hotel, except in the limited case of informing investors, prospective investors, or lenders that Franchisee has general experience in operating a Hyatt Place Hotel. Franchisee acknowledges that the de-identification process is intended to alert the public immediately that the Hotel is not affiliated with the Hotel System. Subject to the terms of Subsection (b) above with respect to exterior signage, Franchisee shall complete all de-identification obligations under this Section 16.1 to Hyatt's satisfaction, and provide a written certification to Hyatt indicating such completion, on or before the date which is fifteen (15) days after this Agreement terminates or expires.

If Franchisee fails to comply strictly with all of the de-identification provisions in this Section 16.1, Franchisee agrees to: (i) pay Hyatt a royalty fee of Five Thousand Dollars ($5,000) per day until de-identification is completed to Hyatt's satisfaction; and (ii) permit Hyatt's representatives to enter the Hotel to complete the de-identification process at Franchisee's expense. Franchisee agrees to pay all of Hyatt's costs and expenses of enforcing these de-identification provisions, including all attorneys' fees and costs. Nothing in this Section 16.1 or this Agreement limits Hyatt's rights or remedies at law or in equity if Franchisee does not complete the de-identification procedures as provided above, including Hyatt's right to seek and obtain an injunction to remove or cause to be removed, at Franchisee's sole cost and expense, all signage from the Hotel.

16.2         Pay Amounts Owed_ Unless otherwise provided in this Agreement, within five (5) days after the termination or expiration of this Agreement, Franchisee must pay all amounts owed to Hyatt and its Affiliates under this Agreement or any other agreement.

16.3         Contacting Customers. Upon this Agreement's termination or expiration for any reason, Hyatt has the right to contact those individuals or entities who have reserved rooms with Franchisee through the CRS, and any other Hotel customers, and inform them that Franchisee's lodging facility no longer is part of the Hotel System. Hyatt also has the right to inform those individuals, entities and customers of other Hyatt Place Hotels and Hyatt-affiliated hotels that are proximately located to Franchisee's lodging facility in case they prefer to change their reservations so that they can stay at a Hyatt-affiliated hotel. Hyatt's exercise of these rights will not constitute an interference with Franchisee's contractual or business relationship. Franchisee acknowledges that the individuals and entities that made reservations with Franchisee's lodging facility when it was a Hotel under this Agreement constitute Hyatt's customers.

16.4         Survival. The following provisions of this Agreement shall survive termination or expiration of this Agreement regardless of the circumstances: Sections 4.10 (second paragraph), 6.5, 7.4, 8.1, 8.3, 8.4, 10.1.2 (last three (3) sentences), 10.1.3, 10.2 (last paragraph), 11.1, 11.5, 11.6 and 15.4 and Articles IX, XIV, XVI, XVII and XVIII. Additionally, all of Franchisee's covenants, obligations, and agreements that by their terms or by implication are to be performed after the termination or expiration of the Term shall survive such termination or expiration.

16.5          Liquidated Damages. Franchisee acknowledges and confirms that Hyatt will suffer substantial damages as a result of the termination of this Agreement before the Term expires. Some of those damages include lost Royalty Fees, lost Contributions, lost market penetration and goodwill, loss of Hotel System representation in the Hotel's market area, confusion of national accounts and individual customers, disadvantage in competing for national accounts and other types of bookings for Hyatt Place Hotels, lost opportunity costs, and expenses that Hyatt will incur in developing or finding another franchisee to develop another Hyatt Place Hotel in the Hotel's market area (collectively, "Brand Damages"). Hyatt and Franchisee acknowledge that Brand Damages are difficult to estimate accurately and proof of Brand Damages would be burdensome and costly, although such damages are real and meaningful to Hyatt. Therefore, upon termination of this Agreement before the Term expires for any reason (subject to Article X), Franchisee agrees to pay Hyatt, within fifteen (15) days after the date of such termination, liquidated damages in a lump sum as calculated below.

If the Hotel had opened for business before the effective date of tennination, the liquidated damages payable under this Section 16.5 shall be equal to the greater of:

(a)         Four Thousand Dollars ($4,000) multiplied by the number of approved guest rooms at the Hotel; or

(b)         the product of either thirty-six (36) or the number of months then remaining in the Term as of the effective date of termination, whichever is shorter, multiplied by the average monthly Royalty Fees and Contributions that Franchisee owed Hyatt during the twelve (12)-month period before the month of termination (or for such lesser period that the Hotel has been open, if less than twelve (12) months).

If the Hotel (or a Relocated Hotel under Section 10.1) had not yet opened for business as of the effective date of termination, then the liquidated damages payable under this Section 16.5 shall be equal to Four Thousand Dollars ($4,000) multiplied by the number of approved guest rooms at the Hotel.

Notwithstanding any temporary fee reductions to which Hyatt might have agreed in this Agreement or an amendment to this Agreement, all liquidated damages calculations based on monthly fees shall be calculated on the full (and not the discounted) monthly Royalty Fees arid Contributions required under this Agreement as of the Effective Date. Franchisee agrees that the liquidated damages calculated under this Section 16.5 represent the best estimate of Hyatt's, Brand Damages arising from any termination of this Agreement before the Term expires. Franchisee's payment of the liquidated damages to Hyatt will not be considered a penalty but, rather, a reasonable estimate of fair compensation to Hyatt for the Brand Damages Hyatt will incur because this Agreement did not continue for the Term's full length.

Franchisee acknowledges that Franchisee's payment of liquidated damages is full compensation to Hyatt only for the Brand Damages resulting from the early termination of this Agreement and is in addition to, and not in lieu of, Franchisee's obligations to pay other amounts due to Hyatt under this Agreement as of the date of termination and to comply strictly with the de-identification procedures of Section 16.1 and Franchisee's other post-termination obligations.

If any valid law or regulation governing this Agreement limits Franchisee's obligation to pay, and Hyatt's right to receive, the liquidated damages for which Franchisee is obligated under this Section 16.5, then Franchisee shall be liable to Hyatt for any and all Brand Damages Hyatt incurs, now or in the future, as a result of Franchisee's breach of this Agreement.

ARTICLE XVII

NOTICES

All written notices, reports, and payments permitted or required to be delivered by this Agreement or the Manual will be deemed to be delivered: (a) at the time delivered by hand; (b) at the time delivered via computer transmission if the sender has confirmation of a successful transmission, and, in the case of the Royalty Fees, Contributions, and other amounts due, at the time Hyatt actually receives payment via EFT; (c) one (1) business day after transmission by facsimile or other electronic system if the sender has confirmation of successful transmission; (d) one (1) business day after being placed in the hands of a nationally recognized commercial courier service for next business day delivery; or (e) three (3) business days after placement in the United States Mail by Certified Mail, Return Receipt Requested, postage prepaid. Any notice to Hyatt must be sent to the address specified below, although Hyatt may change this address for notice by giving Franchisee thirty (30) days' prior notice by any of the means specified in subparagraphs (a) through (e) above. Any notice that Hyatt sends Franchisee may be sent to the one (1) person identified below, even if Franchisee has multiple Owners, at the address specified below. Franchisee may change the person and/or address for notice only by giving Hyatt thirty (30) days' prior notice by any of the means specified in subparagraphs (a) through (e) above.

Notices to Hyatt:	Hyatt Place Franchising, L.L.C. 71 South Wacker Drive, 12th Floor Chicago, Illinois 60606 Attention: Senior Vice President	Notices to Franchisee	Moody National HP N-Charles MT, LLC 636 Woodway, Suite 110 Houston, TX 77057 Attention: Brett C. Moody

Any required payment or report that Hyatt does not actually receive during regular business hours on the date due will be deemed delinquent. Notices delivered via the means specified above will be deemed delivered as of the times specified above whether or not Hyatt or Franchisee accepts delivery.
ARTICLE XVIII

GENERAL

18.1         The Exercise of Hyatt's Judgment. Hyatt has the right from time to time to develop, operate, and change the Hotel System and System Standards in any manner not specifically prohibited by this Agreement. Whenever Hyatt has reserved in this Agreement a right to take or to withhold an action, or to grant or decline to grant Franchisee the right to take or omit an action, Hyatt may, except as otherwise specifically provided in this Agreement, make its decision or exercise its rights based on information readily available to it and its judgment of what is in the best interests of Hyatt and its Affiliates, the Hyatt Place Hotel network generally, or the Hotel System at the time its decision is made, without regard to whether Hyatt could have made other reasonable or even arguably preferable alternative decisions or whether its decision promotes Hyatt's (or its Affiliates') financial or other individual interest.

18.2          Severability and Interpretation. Except as expressly provided to the contrary in this Agreement (including in Section 14.1), each section, subsection, paragraph, term, and provision of this Agreement is severable, and if, for any reason, any part is held to be invalid or contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency, or tribunal with competent jurisdiction, that ruling will not impair the operation of, or otherwise affect, any other portions of this Agreement, which will continue to have full force and effect and bind the parties. If any applicable and binding law or rule of any jurisdiction requires more notice than this Agreement requires of this Agreement's termination or of Hyatt's refusal to offer Franchisee the Successor Franchise Right, or some other action that this Agreement does not require, or if, under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any System Standard is invalid, unenforceable, or unlawful, the notice and/or other action required by the law or rule will be substituted for the comparable provisions of this Agreement, and Hyatt may modify the invalid or unenforceable provision or System Standard to the extent required to be valid and enforceable or delete the unlawful provision in its entirety. Franchisee agrees to be bound by any promise or covenant imposing the maximum duty the law permits that is subsumed within any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement.

18.3          Waiver of Obligations and Force Majeure. Hyatt and Franchisee may unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement only by a signed written instrument, effective upon delivery of written notice to the other or another effective date stated in the notice of waiver. Any waiver granted will be without prejudice to any other rights Hyatt or Franchisee have, will be subject to continuing review, and may be revoked at any time and for any reason effective upon delivery of ten (10) days' prior written notice_

Hyatt and Franchisee will not waive or impair any right, power, or option this Agreement reserves (including Hyatt's right to demand compliance with every term, condition, and covenant or to declare any breach to be a default and to terminate this Agreement before the Term expires) because of any custom or practice that varies from this Agreement's terms; Hyatt's or Franchisee's failure, refusal, or neglect to exercise any right under this Agreement or to insist upon the other's compliance with this Agreement, including any System Standard; Hyatt's waiver of or failure to exercise any right, power, or option, whether of the same, similar, or different nature, with other Hyatt Place Hotels; the existence of franchise agreements for other Hyatt Place Hotels that contain provisions differing from those contained in this Agreement; or Hyatt's acceptance of any payments due from Franchisee after any breach of this Agreement. No special or restrictive legend or endorsement on any check or similar item given to either party will be a waiver, compromise, settlement, or accord and satisfaction. The receiving party is authorized to remove any legend or endorsement, and it will have no effect.

Neither Hyatt nor Franchisee will be liable for loss or damage or be in breach of this Agreement, including Franchisee's obligations to develop and open the Hotel under Article II, if Hyatt's or Franchisee's failure to perform their respective obligations results from Force Majeure. Any delay resulting from Force Majeure will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that Force Majeure will not excuse payments of amounts owed at the time of the occurrence or payment of Royalty Fees, Contributions or other payments due afterward.

18.4          Binding Effect. This Agreement is valid when signed by Franchisee and signed and accepted by Hyatt at its office in Chicago, Illinois.

18.5          Entire Agreement and Construction. This Agreement is binding upon Hyatt and Franchisee and their respective executors, administrators, heirs, beneficiaries, permitted assigns, and successors in interest. Subject to Hyatt's right to modify the Manual, the Hotel System and System Standards, this Agreement may not be modified except by a written agreement signed by both Hyatt's and Franchisee's duly-authorized officers. The Preliminary Statement and Exhibits, and the attached PIP (if applicable), are a part of this Agreement, which constitutes Hyatt's and Franchisee's entire agreement, and there are no other oral or written understandings or agreements between Hyatt and Franchisee, and no oral or written representations by Hyatt, relating to the subject matter of this Agreement, the franchise relationship, or the Hotel (any understandings or agreements reached, or any representations made, before this Agreement are superseded by this Agreement). Franchisee may not rely on any alleged oral or written understandings, agreements, or representations not contained in this Agreement. Notwithstanding the foregoing, nothing in this Agreement or any related agreement shall disclaim or require Franchisee to waive reliance on any representation that Hyatt made in the most recent franchise disclosure document (including its exhibits and amendments) that Hyatt delivered to Franchisee or its representative.

Any policies that Hyatt adopts and implements from time to time to guide Hyatt in its decision-making are subject to change, are not a part of this Agreement, and are not binding on Hyatt. Except as expressly provided in this Agreement, nothing in this Agreement is intended or deemed to confer any rights or remedies upon any person or legal entity not a party to this Agreement.

References in this Agreement to "Hyatt" with respect to all of Hyatt's rights and all of Franchisee's obligations to Hyatt under this Agreement include any of Hyatt's Affiliates, and its and their successors and assigns, with whom Franchisee deals. The headings in this Agreement are for convenience only and will not control or affect the meaning or construction of any provision. Time is of the essence in this Agreement, and all provisions of this Agreement shall be so interpreted.

18.6          Hyatt's Withholding of Consent. Except where this Agreement expressly obligates Hyatt reasonably to approve or not unreasonably to withhold its approval of any of Franchisee's actions or requests, Hyatt has the absolute right to refuse any request Franchisee makes or to withhold its approval of any of Franchisee's proposed, initiated, or completed actions that require its approval. However, Hyatt may withhold its consent, whenever and wherever otherwise required, if Franchisee is in default under this Agreement.

18.7         Cumulative Remedies. Hyatt's and Franchisee's rights under this Agreement are cumulative, and their exercise or enforcement of any right or remedy under this Agreement will not preclude their exercise or enforcement of any other right or remedy that they are entitled by law to enforce.

ARTICLE XIX

ACKNOWLEDGEMENTS

To induce Hyatt to sign this Agreement and grant Franchisee the rights under this Agreement, Franchisee represents, warrants and acknowledges that:

(a)         Franchisee has independently investigated and evaluated the opportunity of investing in the hotel industry generally and specifically the Hyatt Place Hotel franchise opportunity, including the current and potential market conditions and competitive factors and risks, and recognizes that, like any other business, the nature of a Hyatt Place Hotel's business will evolve and change over time.

(b)         Hyatt's approval of the Site is not a guarantee or warranty, express or implied, of the success or profitability of a Hyatt Place Hotel operated at that location.

(c)         an investment in a Hyatt Place Hotel involves business risks that could result in the loss of a significant portion or all of Franchisee's investment.

(d)         Franchisee's business abilities and efforts are vital to its success.

(e)         retaining customers for the Hotel will require a high level of customer service and strict adherence to the Hotel System and the System Standards, and that Franchisee is committed to maintaining the System Standards.

(f)         except as expressly set forth in the franchise disclosure document that Hyatt delivered to Franchisee or its representative, Franchisee has not received from Hyatt, and is not relying upon, and that Hyatt expressly disclaims making, any representation, warranty or guaranty, express or implied, as to the actual or potential volume, sales, income or profits of the Hotel or any other Hyatt Place Hotel.

(g)         any information Franchisee has acquired from other Hyatt Place Hotel owners, including information regarding their sales, profits or cash flows, is not information obtained from Hyatt, and Hyatt makes no representation about that information's accuracy.

(h)         Franchisee has no knowledge of any representations made about the Hyatt Place Hotel franchise opportunity by Hyatt, its Affiliates or any of their respective officers, directors, owners or agents that are contrary to the statements made in Hyatt's franchise disclosure document or to the terms and conditions of this Agreement_

(i)          in all of their dealings with Franchisee, Hyatt's officers, directors, employees and agents act only in a representative, and not in an individual, capacity and that business dealings between Franchisee and them as a result of this Agreement are only between Franchisee and Hyatt.

j)            it is relying solely on Hyatt, and not on any Affiliate of Hyatt, with regard to Hyatt's financial and other obligations under this Agreement, and no employee or other person speaking on behalf of, or otherwise representing, Hyatt has made any statement or promise to the effect that Hyatt's Affiliates guarantee Hyatt's performance or financially back Hyatt.

(k)         all statements Franchisee has made and all materials (including ownership information and descriptions of Franchisee's and/or its Affiliates' ownership structure(s)) it has given Hyatt in acquiring the rights under this Agreement are accurate and complete and that Franchisee has made no misrepresentations or material omissions in obtaining those rights.

(l)          Franchisee has read this Agreement and Hyatt's franchise disclosure document and understands and accepts that the terms and covenants in this Agreement are reasonable and necessary for Hyatt to maintain its high standards of quality and service, and to protect and preserve the goodwill of the Proprietary Marks.

(m)         Franchisee has been afforded an opportunity to ask any questions it has and to review any appropriate materials of interest to Franchisee concerning the Hyatt Place Hotel franchise opportunity.

(n)         Franchisee has been afforded an opportunity, and Hyatt has encouraged Franchisee, to have this Agreement and all other agreements and materials that Hyatt has given or made available to Franchisee reviewed by an attorney and has either done so or intentionally chosen not to do so.

(o)         Franchisee has a net worth that is sufficient to make the investment in the Hyatt Place Hotel franchise opportunity represented by this Agreement, and Franchisee will have sufficient funds to meet all of Franchisee's obligations under this Agreement

(p)         any statements, oral or written, by Hyatt or its agents before the execution of this Agreement were for informational purposes only and do not constitute any representation or warranty by Hyatt, and Hyatt's only representations, warranties, and obligations are those specifically set forth in this Agreement or in the most recent franchise disclosure document (including its exhibits and amendments) that Hyatt delivered to Franchisee or its representative. Franchisee must not rely on, and the parties do not intend to be bound by, any statement or representation not contained in this Agreement or such disclosure document.

[Signature page follows]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the dates set forth by their signatures, to be effective as of the Effective Date (regardless of the dates of the parties' signatures).

FRANCHISEE: MOODY NATIONAL HP N-CHARLES MT, LLC

By:	/s/ Brett C. Moody
Brett C. Moody
President

Date: June 28, 2013

IN WITNESS WHEREOF, the parties have signed this Agreement as of the dates set forth by their signatures, to be effective as of the Effective Date (regardless of the dates of the parties' signatures).

FRANCHISEE: MOODY NATIONAL HP N-CHARLES MT, LLC

By:	/s/ Brett C. Moody
Brett C. Moody
President

Date: June 28, 2013

FRANCHISOR: HYATT PLACE FRANCHISING, L.L.C.

By:	/s/ B. Anthony Isaac
B. Anthony Isaac
Senior Vice President

Date:

EXHIBIT A
to the
HYATT PLACE HOTEL FRANCHISE AGREEMENT

DEFINED TERMS

in addition to any other terms defined in this Agreement, the following terms shall have the respective meanings as indicated below.

"ADS" means the online travel agencies and other alternative distribution systems that Hyatt may periodically authorize or require for Franchisee's Hotel and other similarly situated Hyatt Place Hotels (subject to Reasonable Deviations).

"Affiliate" means, with respect to a party, any person or entity directly or indirectly owned or controlled by, under common control with, or owning or controlling, such party. For purposes of this definition, "control" means the power to direct or cause the direction of management and policies.

"AOP Term" means the time period described in Exhibit B.

"Anti-Terrorism Laws" mean Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future federal, state, and local laws, ordinances, regulations, policies, lists, and other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war.

"Area of Protection" means the geographic area described in Exhibit B.

"Brand Owner" means any entity that (a) is either a franchisor or owner of a Competing Brand (defined below), (b) manages or otherwise operates hotels exclusively for the franchisor or owner of a Competing Brand, or (c) is an Affiliate of any entity described in (a) or (b) above. A "Competing Brand" is a hotel concept that has at least five (5) hotels operating under that concept's trade name anywhere in the world and that, in Hyatt's reasonable opinion, competes with Hyatt Place Hotels.

"Confidential Information" means (a) site selection criteria; (b) the substance, design, and construction of Hyatt Place Hotels and the Design Standards; (c) training and operations materials and manuals, including the Manual; (d) methods, formats, specifications, standards, systems, procedures, sales and marketing techniques, knowledge, and experience used in developing and operating Hyatt Place Hotels; (e) marketing, advertising and promotional programs for Hyatt Place Hotels; (f) information regarding the Hotel's guests; (g) knowledge of specifications for and suppliers of FF&E and other products and supplies that are uniquely identified with Hyatt Place Hotels and/or other Hyatt-affiliated hotels; (h) any computer software or other technology that is proprietary to Hyatt, its Affiliates or the Hotel System, including digital passwords and identifications and any source code of, and data, reports, and other printed materials generated by, the software or other technology; (i) knowledge of the operating results and financial performance of Hyatt Place Hotels other than the Hotel; and (j) graphic designs and related intellectual property.

"Contribution" means a contribution to the Marketing, Central Reservations and Technology Fund paid to Hyatt according to the terms of Sections 4.1 and 63(b) of this Ageement.

"Control Transfer" means any transfer (as defined in Section 12.2) of (a) this Agreement (or any interest in this Agreement), (b) the Hotel or all or substantially all of its assets, (c) a Controlling Ownership Interest in Franchisee, whether in one transaction or a series of related transactions (regardless of the time period over which these transfers take place), or (d) a Controlling Ownership Interest in any Controlling Owner (if such Owner is a legal entity), whether in one transaction or a series of related transactions (regardless of the time period over which these transfers take place).

"Controlling Owner" means an individual or legal entity holding a direct or indirect Controlling Ownership Interest in Franchisee.

"Controlling Ownership Interest" in a legal entity means, whether directly or indirectly, either (a) the record or beneficial ownership of, or right to control, fifty percent (50%) or more of the investment capital, equity, rights to receive profits or losses, or other rights to participate in the results of the entity, or (b) the effective control of the power to direct or cause the direction of that entity's management and policies, including a general partnership interest (with respect to an entity that is a partnership) and a manager or managing member interest (with respect to an entity that is a limited liability company), or the power to appoint or remove any such party. In the case of (a) or (b), the determination of whether a "Controlling Ownership Interest" exists is made both immediately before and immediately after a proposed transfer.

"Copyrighted Materials" means all copyrightable materials that Hyatt or its Affiliate periodically develops and Hyatt periodically designates for use in connection with the Hotel System, including the Manual, videotapes, CDs/DVDs, marketing materials (including advertising, marketing, promotional, and public relations materials), architectural drawings (including the Design Standards and all architectural plans, designs, and layouts such as, without limitation, site, floor, plumbing, lobby, electrical, and landscape plans), building designs, and business and marketing plans, whether or not registered with the U.S. Copyright Office.

"Core Management" means the general manager, assistant general manager (if applicable), and sales director for the Hotel.

"CRS" means the Central Reservations System and related services for Hyatt Place Hotels, as Hyatt may periodically modify it.

"Design Standards" means the standards that Hyatt periodically prescribes detailing certain design criteria to be incorporated into the design and layout of the Hotel, as Hyatt determines them.

"Effective Date" means the date listed on page one of this Agreement, regardless of the date upon which Hyatt and Franchisee sign this Agreement.

"FF&E" means all fixtures; equipment; furnishings; furniture; telephone systems; communications systems; facsimile machines; copiers; signs; property management, revenue management, in-room entertainment, and other computer and technology systems; and other similar items that Hyatt periodically specifies for the Hotel System.

"Force Majeure" means (a) compliance with the orders, requests, or recommendations of any federal, state, or municipal government, unless such order, request or recommendation arises because of Elyatt's or Franchisee's failure to comply with any applicable law, regulation or ordinance; (b) fire, flood, accident, hurricane or other calamity or act of God; (c) strikes, embargoes, war, civil disturbance, acts of terrorism or similar events; or (d) any other similar event or cause.

"Fund" means the Marketing, Central Reservations and Technology Fund for the Hotel System to which franchisees make Contributions.

"Gallery Host Stand" means the front desk and location of related operations at the
Hotel.

"GDS" means the global distribution systems that Hyatt periodically authorizes or requires for Franchisee's Hotel and other similarly situated Hyatt Place Hotels (subject to Reasonable Deviations).

"Gross Rooms Revenue" means all gross revenues attributable to or payable for the rental of guest rooms, including guaranteed no-show revenue and cancellation fees and all cash, check, barter, credit, debit, and other transactions, whether or not collected, at the actual rates charged, reduced by guest room rebates and overcharges (but only if originally included in Gross Rooms Revenue) and excluding any sales or room taxes Franchisee collects and transmits to the appropriate taxing authority. If Franchisee receives any proceeds from any business interruption insurance applicable to loss of revenue due to the non-availability of guest rooms, there shall be added to Gross Rooms Revenue an amount equal to the imputed gross revenue that the insurer used to calculate those proceeds. Gross Rooms Revenue shall be accounted for in accordance with the Uniform System of Accounts for the Lodging Industry, Tenth Edition, as published by the Educational Institute of the American Hotel and Motel Association, 2006, or a later edition that Hyatt approves.

"Ground Lessor" means any person or entity (including any Affiliate of Franchisee) that, directly or through one or more other people or entities, leases or subleases all or any part of the Hotel's real property or improvements to Franchisee or that otherwise has any fee simple ownership or leasehold interest in the Site or the Hotel.

"Guarantor" means each individual or entity who from time to time guarantees Franchisee's obligations under this Agreement.

"Guarantor Net Worth Threshold" means the minimum amount of total assets less total liabilities, each as calculated in accordance with U.S. generally accepted accounting principles, that at least one Guarantor (whether an individual or an entity) must maintain at all times during the Term. The amount of the Guarantor Net Worth Threshold as of the Effective Date is listed in Exhibit B.

"Hotel" means the Hyatt Place Hotel located at the Site that Franchisee will operate pursuant to this Agreement. The Hotel includes all structures, facilities, appurtenances, FF&E, entrances, exits, and parking areas located on the Site or any other real property that Hyatt approves for Hotel expansion, signage, or other facilities.

"Hotel System" means the concept and system associated with the establishment and operation of Hyatt Place Hotels, as Hyatt periodically modifies it. The Hotel System now includes: (a) the Proprietary Marks; (b) all Copyrighted Materials; (c) all Confidential Information; (d) the Design Standards; (e) the CRS; (f) the required or authorized GDS and ADS; (g) the National Directory; (h) management, personnel, and operational training programs, materials, and procedures; (i) System Standards described in the Manual or in other written or electronic communications; and (j) marketing, advertising, and promotional programs.

"Hotel System Website" means a Website that Hyatt develops, maintains and/or authorizes for all or substantially all of the Hyatt Place Hotel network (and, at Hyatt's option, other Hyatt-affiliated Hotels). The National Directory may be part of the Hotel System Website.

"Include" and "including," whenever used in this Agreement, whether capitalized or not, will mean "including, by way of example, but without limitation."

"Lender" means the financial institution or other party (including an Affiliate of Franchisee), if any, that provided or is providing the financing for Franchisee's acquisition, development, and/or operation of the Hotel, including any mortgagee or trustee under any deed of trust.

"Losses" means any and all losses, expenses, obligations, diminutions in value, liabilities, damages (actual, consequential, or otherwise), and reasonable defense costs that indemnified party incurs. For purposes of this definition, defense costs include accountants', arbitrators', attorneys', and expert witness fees, costs of investigation and proof of facts, court costs, travel and living expenses, and other expenses of litigation, arbitration, or alternative dispute resolution, regardless of whether litigation, arbitration, or alternative dispute resolution is commenced.

"Management Arrangement" means any lease, management agreement, or other similar arrangement with any entity for all or a part of the Hotel's operation.

"Management Company" means any entity (including any Affiliate of Franchisee) that Hyatt approves as the Hotel's manager pursuant to an approved Management Arrangement.

"Manual" means Hyatt's confidential manuals, as amended from time to time.

"National Directory" means the national directory of Hyatt Place Hotels, which, at Hyatt's option, also may be associated with any other hotel brand or other business that Hyatt or its Affiliates own, operate, franchise, license or manage, and may (at Hyatt's option) be in written, electronic and/or another form that Hyatt periodically specifies.

"Non-Controlling Owner" means any Owner which is not a Controlling Owner.

"Non-Control Transfer" means any transfer (as defined in Section 12.2) of (a) a non-Controlling Ownership Interest in Franchisee, (b) a non-Controlling Ownership Interest in any Controlling Owner (if such Owner is a legal entity), or (c) a Controlling Ownership Interest or non-Controlling Ownership Interest in any Non-Controlling Owner (if such Owner is a legal entity).

"Opening Date" means the date upon which Franchisee first opens the Hotel for business under the "Hyatt Place®" name.

"Owner" means any person holding a direct or indirect ownership interest (whether of record, beneficially, or otherwise) or voting rights in Franchisee, including any person who has a direct or indirect interest in Franchisee, this Agreement, the franchise, or the Hotel and any person who has any other legal or equitable interest, or the power to vest in himself or herself any legal or equitable interest, in their revenue, profits, rights, or assets or any capital appreciation relating thereto.

"PIP" means Property Improvement Plan_

"Proceeding" means any claim asserted or inquiry made (whether formally or informally), and any legal action, investigation or other proceeding (including any arbitration proceeding) brought, by any governmental agency or other person or entity.

"Proprietary Marks" means the trade names, trademarks, and service marks "Hyatt Place" and such other trade names, trademarks, service marks, logos, slogans, trade dress, domain names, and other designations of source and origin (including all derivatives of the foregoing) that Hyatt or its Affiliate periodically develops and Hyatt periodically designates for use in connection with the Hotel System.

"Providers" means providers of products or services for the Hotel, including the then current CRS operator (if applicable), then current GDS and ADS operators (if applicable), and other suppliers to the Hotel, which may include Hyatt and/or its Affiliates.

"Reasonable Business Judgment" means that Hyatt's action or inaction has a business basis that is intended to benefit the Hyatt Place Hotel network or the profitability of the network, including Hyatt and its Affiliates, regardless of whether some individual hotels may be unfavorably affected; or to increase the value of the Proprietary Marks; or to increase or enhance overall hotel guest or franchisee or owner satisfaction; or to minimize possible brand inconsistencies or customer confusion.

"Reasonable Deviations" means that, if the market area or unique circumstances of a Hyatt Place Hotel warrant, then, in Hyatt's Reasonable Business Judgment, Hyatt may apply an aspect of the Hotel System, System Standard, requirement, fee or other term or condition to the Hotel in a manner which differs from the manner in which that aspect of the Hotel System, requirement, fee or other term or condition applies to one or more other similarly situated Hyatt Place Hotels.

"System Standards" means standards, specifications, procedures, and rules for operations, marketing, construction, equipment, furnishings, and quality assurance that Hyatt implements and may periodically modify for Hyatt Place Hotels.

"Website" means any web page, website, other online or Internet presence or other electronic medium.

EXHIBIT B
to the
HYATT PLACE HOTEL FRANCHISE AGREEMENT

BASIC TERMS

Site:	A Hyatt Place hotel located at:
2455 Prospect Drive
North Charleston, SC 29406

Number of Approved Guest Rooms:                                                                           113 Rooms

Pursuant to Section 4.2.1, Hyatt hereby approves Franchisee's initial Management Arrangement with Moody National Hospitality Management, LP as the initial Management Company.

Franchisee paid an Application Fee of $60,000.00 before signing this Agreement. The "Guarantor Net Worth Threshold" as of the Effective Date is $452,000.00.

FRANCHISEE: MOODY NATIONAL HP N-CHARLES MT, LLC

By:	Brett C. Moody
President

Date: June 28, 2013

B-1

FRANCHISEE: HYATT PLACE FRANCHISING, L.L.C.
By:
B. Anthony Isaac Senior
Vice President

Date:

B-2

EXHIBIT C
to the
HYATT PLACE HOTEL FRANCHISE AGREEMENT

RIGHT OF FIRST OFFER FOR STRATEGIC MARKETS

By signing this Exhibit C, Hyatt and Franchisee acknowledge that Hyatt's right of first offer reflected in this Exhibit C applies to this Agreement. If Hyatt and Franchisee do not sign this Exhibit C, then it does not apply to this Agreement.

If Franchisee (or any of its Owners) at any time during the Term determine to sell or transfer for consideration this Agreement and the Hotel, or a Controlling Ownership Interest in Franchisee or its Controlling Owner (except to or among Franchisee's then current Owners, which is not subject to this Exhibit C), then Franchisee must first give Hyatt the opportunity to acquire those rights (the "Offered Rights") by delivering written notice to Hyatt. Franchisee's notice must contain the specific terms and conditions of the proposed sale or transfer, including the proposed consideration and the terms of any financing Franchisee will provide for the proposed purchase price (the "Offer Terms"). The Offer Terms must relate exclusively to the Offered Rights and not to any other assets or rights.

Hyatt will then have thirty (30) days after receiving the Offer Terms to notify Franchisee whether Hyatt elects to acquire the Offered Rights on the Offer Terms, provided that (1) Hyatt may substitute cash, a cash equivalent, or marketable securities for any form of payment proposed in the Offer Terms (such as ownership interests in an entity) and may elect to pay the net present value of any payments to be made over time; and (2) Hyatt must receive, and Franchisee and its Owners agree to make, all customary representations, warranties, and indemnities in Hyatt's purchase, including representations and warranties as to ownership and condition of and title to assets; liens and encumbrances on assets; validity of contracts and agreements; liabilities affecting the assets, contingent or otherwise; and indemnities for all actions, events, and conditions that existed or occurred in connection with the Hotel or Franchisee's business before the closing. Hyatt has the unrestricted right to assign its right of first offer to a third party, who then will have the rights described in this Exhibit C.

If Hyatt exercises the right of first offer, the closing will take place at a location and on a date (within thirty (30) days after Hyatt delivers its notice of exercise to Franchisee) that Hyatt chooses. Hyatt and Franchisee will sign documents, including deeds, affidavits, transfers and assignments, and any other documents necessary or appropriate for the sale or transfer of the Offered Rights. Franchisee must satisfy all liens, mortgages, and/or encumbrances on the Hotel. Hyatt and Franchisee will share equally any closing costs.

If Hyatt notifies Franchisee in writing that Hyatt does not intend to exercise its right of first offer with respect to any Offer Terms, or fails to notify Franchisee of Hyatt's decision within the thirty (30)-day period described above, then Franchisee thereafter may offer the Offered Rights to any third party on terms no more favorable to that party than the Offer Terms. However, Franchisee or its Owners may sell or transfer the Offered Rights only if Hyatt otherwise approves the transfer in accordance with, and Franchisee (and its Owners) and the transferee comply with the conditions in, Article XII of this Agreement This means that, even if Hyatt does not exercise Hyatt's right of first offer, if the proposed transfer otherwise would not be allowed under Article XII, Franchisee (or its Owners) may not move forward with the transfer at all.

Later, Franchisee may determine to offer the Offered Rights on terms which are more favorable to the buyer than the Offer Terms, or Franchisee may determine to change the Offered Rights. If Franchisee does, then Franchisee must first offer those new terms to Hyatt according to the procedures described above.

By signing below, Hyatt and Franchisee acknowledge and agree that the terms of this Exhibit C will apply to this Agreement.

FRANCHISEE: MOODY NATIONAL HP N-CHARLES MT, LLC

By:
/s/ Brett C. Moody
President

Date: June 28, 2013

=otherwise approves the transfer in accordance with, and Franchisee (and its Owners) and the transferee comply with the conditions in, Article XII of this Agreement. This means that, even if Hyatt does not exercise Hyatt's right of first offer, if the proposed transfer otherwise would not be allowed under Article XII, Franchisee (or its Owners) may not move forward with the transfer at all.

Later, Franchisee may determine to offer the Offered Rights on terms which are more favorable to the buyer than the Offer Terms, or Franchisee may determine to change the Offered Rights. If Franchisee does, then Franchisee must first offer those new terms to Hyatt according to the procedures described above.

By signing below, Hyatt and Franchisee acknowledge and agree that the terms of this Exhibit C will apply to this Agreement.

FRANCHISEE: HYATT PLACE FRANCHISING, L.L.C.

By:
Senior Vice President

Date:

EXHIBIT D
to the
HYATT PLACE HOTEL FRANCHISE AGREEMENT

PROPERTY IMPROVEMENT PLAN ("PIP")
(if applicable)

D-1

Date: 5/6/13

GUARANTY AND ASSUMPTION OF OBLIGATIONS

THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS ("Guaranty") is given this _______________ day of _________________________ , 2013, by MOODY NATIONAL REIT I, INC.

In consideration of, and as an inducement to, the execution of that certain Franchise Agreement (the "Agreement") on this date by HYATT PLACE FRANCHISING, L.L.C. ("Hyatt"), each of the undersigned personally and unconditionally (a) guarantees to Hyatt and its successors and assigns, for the term of the Agreement (including extensions) and afterward as provided in the Agreement, that Moody National HP N-Charles MT, LLC., ("Franchisee") will punctually pay and perform each and every undertaking, agreement, and covenant set forth in the Agreement (including any amendments or modifications of the Agreement) and (b) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement (including, without limitation, any amendments or modifications of the Agreement), both monetary obligations and obligations to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities, including the confidentiality, transfer, and arbitration requirements.

Each of the undersigned acknowledges that he, she or it is either an owner (whether direct or indirect) of Franchisee or otherwise has a direct or indirect relationship with Franchisee or its affiliates, that he, she or it will benefit significantly from Hyatt's entering into the Agreement with Franchisee, and that Hyatt will not enter into the Agreement unless each of the undersigned agrees to sign and comply with the terms of this Guaranty.

Each of the undersigned represents and agrees that, at the time of signing this Guaranty and at all times during the term of the Agreement, at least one of the undersigned or another then-current guarantor of Franchisee's obligations under the Agreement satisfies the Guarantor Net Worth Threshold (defined below). The "Guarantor Net Worth Threshold" means the amount of total assets less total liabilities, each as calculated in accordance with U.S. generally accepted accounting principles, equal to or exceeding Five Hundred and Eight Thousand Dollars ($452,000). The undersigned agree to provide Hyatt on an annual basis financial statements or other documents that Hyatt reasonably specifies, certified by Franchisee or the undersigned in the manner that Hyatt specifies, demonstrating that at least one of the undersigned satisfies the Guarantor Net Worth Threshold. Upon reasonable advance notice, but no more than twice during any calendar year during the Agreement's term, Hyatt may examine the undersigned's business, bookkeeping, accounting and tax records to ascertain compliance with the Guarantor Net Worth Threshold. In addition to and without limiting Hyatt's other rights and remedies under the Agreement, this Guaranty or applicable law, the undersigned acknowledge that Hyatt may terminate the Agreement if at least one of the undersigned or another guarantor of Franchisee's obligations under the Agreement does not satisfy the Guarantor Net Worth Threshold at all times during the Agreement's term. The undersigned also acknowledge that Hyatt may periodically modify the amount of the Guarantor Net Worth Threshold pursuant to, and in accordance with, the Agreement. If any one of the undersigned at any time represent to Hyatt that it satisfies a modified Guarantor Net Worth Threshold, then such modified Guarantor Net Worth Threshold shall thereafter be substituted for the Guarantor Net Worth Threshold listed above (as modified).

2

Each of the undersigned consents and agrees that: ( I) his, her or its direct and immediate liability under this Guaranty will be joint and several, both with Franchisee and among other guarantors; (2) he, she or it will render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so; (3) this liability will not be contingent or conditioned upon Hyatt's pursuit of any remedies against Franchisee or any other person; (4) this liability will not be diminished, relieved, or otherwise affected by any extension of time, credit, or other indulgence that Hyatt may from time to time grant to Franchisee or any other person, including, without limitation, the acceptance of any partial payment or performance or the compromise or release of any claims (including the release of other guarantors), none of which will in any way modify or amend this Guaranty, which will be continuing and irrevocable during and after the term of the Agreement (including extensions) for so long as any performance is or might be owed under the Agreement by Franchisee or any of its guarantors and for so long as Hyatt has any cause of action against Franchisee or any of its guarantors; and (5) this Guaranty will continue in full force and effect for (and as to) any extension or modification of the Agreement and despite the transfer of any direct or indirect interest in the Agreement or Franchisee, and each of the undersigned waives notice of any and all renewals, extensions, modifications, amendments, or transfers.

Each of the undersigned waives: (i) all rights to payments and claims for reimbursement or subrogation that any of the undersigned may have against Franchisee arising as a result of the undersigned's execution of and performance under this Guaranty, for the express purpose that none of the undersigned shall be deemed a "creditor" of Franchisee under any applicable bankruptcy law with respect to Franchisee's obligations to Hyatt; (ii) all rights to require Hyatt to proceed against Franchisee for any payment required under the Agreement, proceed against or exhaust any security from Franchisee, take any action to assist any of the undersigned in seeking reimbursement or subrogation in connection with this Guaranty or pursue, enforce or exhaust any remedy, including any legal or equitable relief, against Franchisee; (iii) any benefit of, any right to participate in, any security now or hereafter held by Hyatt; and (iv) acceptance and notice of acceptance by Hyatt of his, her or its undertakings under this Guaranty, all presentments, demands and notices of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed, protest, notices of dishonor, notices of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed, and any other notices and legal or equitable defenses to which he, she or it may be entitled. Hyatt shall have no present or future duty or obligation to the undersigned under this Guaranty, and each of the undersigned waives any right to claim or assert any such duty or obligation, to discover or disclose to the undersigned any information, financial or otherwise, concerning Franchisee, any other guarantor, or any collateral securing any obligations of Franchisee to Hyatt. Without affecting the obligations of the undersigned under this Guaranty, Hyatt may, without notice to the undersigned, extend, modify, supplement, waive strict compliance with, or release all or any provisions of the Agreement or any indebtedness or obligation of Franchisee, or settle, adjust, release, or compromise any claims against Franchisee or any other guarantor, make advances for the purpose of performing any obligations of Franchisee under the Agreement, assign the Agreement or the right to receive any sum payable under the Agreement, and the undersigned each hereby jointly and severally waive notice of same. The undersigned expressly acknowledge that the obligations hereunder survive the expiration or termination of the Agreement.

3

In addition, the undersigned each waive any defense arising by reason of any of the following: (a) any disability or any counterclaim or right of set-off or other defense of Franchisee, (b) any lack of authority of Franchisee with respect to the Agreement, (c) the cessation from any cause whatsoever of the liability of Franchisee, (d) any circumstance whereby the Agreement shall be void or voidable as against Franchisee or any of Franchisee's creditors, including a trustee in bankruptcy of Franchisee, by reason of any fact or circumstance, (e) any event or circumstance that might otherwise constitute a legal or equitable discharge of the undersigned's obligations hereunder, except that the undersigned do not waive any defense arising from the due performance by Franchisee of the terms and conditions of the Agreement, (f) any right or claim of right to cause a marshaling of the assets of Franchisee or any other guarantor, and (g) any act or omission of Franchisee.

If Hyatt is required to enforce this Guaranty in a judicial or arbitration proceeding and prevails in such proceeding, Hyatt shall be entitled to reimbursement of Hyatt's costs and expenses, including, but not limited to, reasonable accountants', attorneys', attorneys' assistants', arbitrators', and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses, whether incurred prior to, in preparation for, or in contemplation of the filing of any such proceeding. If Hyatt is required to engage legal counsel in connection with any failure by the undersigned to comply with this Guaranty, the undersigned shall reimburse Hyatt for any of the above-listed costs and expenses Hyatt incurs even if Hyatt does not commence a judicial or arbitration proceeding.

IN WITNESS WHEREOF, each of the undersigned has affixed his, her or its signature on the same day and year as the Agreement was executed.

GUARANTOR(S) Moody National REIT I, Inc.

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In addition, the undersigned each waive any defense arising by reason of any of the following: (a) any disability or any counterclaim or right of set-off or other defense of Franchisee, (b) any lack of authority of Franchisee with respect to the Agreement, (c) the cessation from any cause whatsoever of the liability of Franchisee, (d) any circumstance whereby the Agreement shall be void or voidable as against Franchisee or any of Franchisee's creditors, including a trustee in bankruptcy of Franchisee, by reason of any fact or circumstance, (e) any event or circumstance that might otherwise constitute a legal or equitable discharge of the undersigned's obligations hereunder, except that the undersigned do not waive any defense arising from the due performance by Franchisee of the terms and conditions of the Agreement, (f) any right or claim of right to cause a marshaling of the assets of Franchisee or any other guarantor, and (g) any act or omission of Franchisee.

If Hyatt is required to enforce this Guaranty in a judicial or arbitration proceeding and prevails in such proceeding, Hyatt shall be entitled to reimbursement of Hyatt's costs and expenses, including, but not limited to, reasonable accountants', attorneys', attorneys' assistants', arbitrators', and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses, whether incurred prior to, in preparation for, or in contemplation of the filing of any such proceeding. if Hyatt is required to engage legal counsel in connection with any failure by the undersigned to comply with this Guaranty, the undersigned shall reimburse Hyatt for any of the above-listed costs and expenses Hyatt incurs even if Hyatt does not commence a judicial or arbitration proceeding.

IN WITNESS WHEREOF, each of the undersigned has affixed his, her or its signature on the same day and year as the Agreement was executed.

GUARANTOR(S) Moody National REIT I, Inc. ________________________________________	PERCENTAGE OF OWNERSHIP IN FRANCHISEE

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RIDER TO THE HYATT PLACE FRANCHISING, L.L.C.
FRANCAISE AGREEMENT
FOR GERMANTOWN, TENNESSEE

This Rider (the "Rider") is made and entered into as of , 2013 (the "Effective Date") (regardless of the dates of the parties' signatures) by and between HYATT PLACE FRANCHISING, L.L.C., a Delaware limited liability company ("Hyatt"), and MOODY NATIONAL HP N-CHARLES MT, LLC., a Delaware limited liability company ("Franchisee").

1.                 Background. Hyatt and Franchisee are parties to that certain Franchise Agreement dated as of, 2013 that has been signed concurrently with the signing of this Rider (the "Franchise Agreement") pursuant to which Franchisee will operate a Hyatt Place Hotel to be located at 2455 Prospect Drive, North Charleston, SC 29406 (the "Hotel"). This Rider is annexed to and forms part of the Franchise Agreement. Hyatt and Franchisee are signing this Rider because Franchisee has asked Hyatt to amend certain provisions of the Franchise Agreement, and Hyatt is willing to do so according to this Rider's terms and conditions. All references in this Rider to "Sections," "Articles," and/or "Exhibits" shall mean the applicable Section, Article, and/or Exhibit (as applicable) of and to the Franchise Agreement.

2.                  Term. Section 1.2 of the Franchise Agreement is deleted and replaced with the following:

1.2            Term. The term of this Agreement (the "Term") will commence on the Effective Date and expire without notice effective twenty (20) years from the Effective Date, subject to its earlier termination as set forth in this Agreement.

3.                 Rights in Area of Protection During AOP Term. Section 1.3 of the Franchise Agreement is deleted in its entirety.

4.             No Other Restrictions. The second paragraph of Section 1.4 of the Franchise Agreement is deleted and replaced with the following:

Franchisee acknowledges that Hyatt's Affiliates currently operate other franchised and non-franchised systems for lodging facilities (including full service and select service hotels, time-share or interval ownership facilities, and vacation clubs) that use different brand names, trademarks, and service marks, including those with the "Hyatt" name as part of their brand name, some of which might operate and have facilities in the same market area as the Hotel, that will compete directly with Franchisee. None of those activities, even other uses of the "Hyatt" name, will constitute a violation of this Agreement.

5.                 Condemnation. Section 10.1.1 of the Franchise Agreement is deleted and replaced with the following:

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10.1.1 Relocating the Hotel. Franchisee must immediately notify Hyatt of any proposed taking of any portion of the Hotel by eminent domain, condemnation or expropriation. If Hyatt agrees that all or a substantial portion of the Hotel is to be taken, condemned or expropriated, then, upon Franchisee's request, Hyatt may (but has no obligation to) allow Franchisee to relocate the Hotel to a new location within the same market area that Franchisee selects (subject to Hyatt's approval) within four (4) months after the taking, condemnation or expropriation_ If Franchisee develops a new Hyatt Place Hotel at a new location within the same market area that Hyatt approves (a "Relocated Hotel"), and if Franchisee opens that Relocated Hotel according to Hyatt's specifications and this Agreement's other terms and conditions (including the applicable provisions of Article H) within twenty-four (24) months after closing the Hotel, then the Relocated Hotel shall thereafter be deemed to be the Hotel franchised under this Agreement.

6.                     Condemnation. The third sentence of the last paragraph of Section 10.1.2 of the Franchise Agreement is deleted and replaced with the following:

However, such termination agreement shall provide that if Franchisee or any of its Affiliates begins construction on a new select service hotel at any location within the same market area at any time during the twenty-four (24) month period following the effective date of termination of this Agreement, then Franchisee or its Owners must pay Hyatt liquidated damages equal to Four Thousand Dollars ($4,000) multiplied by the number of guest rooms in that new select service hotel.

7.                     Acknowledgements. The following is added as a new ARTICLE XIX (q):

(q)            Franchisee, or its parent or any of its Affiliates, is an entity that has been in business for a least five (5) years and has a net worth of at least $5 million.

8.                     Non-Control Transfers. Section 12.3 (b) of the Franchise Agreement is deleted and replaced with the following:

(b)            Franchisee notifies Hyatt at least ten (10) days after a transfer's effective date if such transfer involves more than a ten percent (10%) interest in Franchisee and/or any of its Owners; and

9.                     Exhibit C. Right of First Offer for Strategic Markets. The third paragraph in Exhibit C to the Franchise Agreement is deleted and replaced with the following:

Hyatt will then have fifteen (15) days after receiving the Offer Terms to notify Franchisee whether Hyatt elects to acquire the Offered Rights on the Offer Terms, provided that (1) Hyatt may substitute cash, a cash equivalent, or marketable securities for any form of payment proposed in the Offer Terms (such as ownership interests in an entity) and may elect to pay the net present value of any payments to be made over time; and (2) Hyatt must receive, and Franchisee and its Owners agree to make, all customary representations, warranties, and indemnities in Hyatt's purchase, including representations and warranties as to ownership and condition of and title to assets; liens and encumbrances on assets; validity of contracts and agreements; liabilities affecting the assets, contingent or otherwise; and indemnities for all actions, events, and conditions that existed or occurred in connection with the Hotel or Franchisee's business before the

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=closing. Hyatt has the unrestricted right to assign its right of first offer to a third party, who then will have the rights described in this Exhibit C.

IN WITNESS WHEREOF, the parties have signed this Rider as of the dates set forth by their signatures, to be effective as of the Effective Date.

FRANCHISEE:

MOODY NATIONAL HP N-CHARLES MT, LLC

By:
Brett C. Moody
President

Date:	June 28, 2013

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closing. Hyatt has the unrestricted right to assign its right of first offer to a third party, who then will have the rights described in this Exhibit C.

IN WITNESS WHEREOF, the parties have signed this Rider as of the dates set forth by their signatures, to be effective as of the Effective Date.

FRANCHISEE:

MOODY NATIONAL HP N-CHARLES MT, LLC

By:
Brett C. Moody
President

Date:	June 28, 2013

Attest:

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FRANCHISOR:

HYATT PLACE FRANCHISING, L.L.C.

By:
B. Anthony Isaac
Senior Vice President

Date:

Attest:

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